UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Schneider National, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders and Proxy Statement

Monday, April 27, 2020
10:00 a.m. Central Time
Online at www.virtualshareholdermeeting.com/SNDR2020

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

March 12, 2020

To Our Shareholders:

On behalf of the Board of Directors, we would like to invite you to attend Schneider National, Inc.’s 2020 Annual Meeting of Shareholders. The meeting will be held virtually on Monday, April 27, 2020, at 10:00 a.m. Central Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/SNDR2020, where you will be able to listen to the meeting live, submit questions and vote online.

You will find information regarding the matters to be voted on in the proxy statement which accompanies this notice. We are sending many of our shareholders a notice regarding the internet availability of the proxy statement, our 2019 Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other materials on how to vote via the internet, mail or telephone (“Notice of Internet Availability of Proxy Materials”). The Notice of Internet Availability of Proxy Materials also contains instructions on how you may receive a printed copy of the Proxy Statement and 2019 Annual Report on Form 10-K.

Shareholders of record as of the close of business on February 18, 2020 (the “Record Date”) are entitled to vote at the annual meeting and any postponement or adjournment thereof. Please see pages 2-3 of the accompanying proxy statement for additional information regarding joining the meeting and how to vote your shares.

Your vote is important. Whether or not you plan to attend the annual meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying proxy statement. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the virtual meeting and vote your shares at the virtual meeting if you wish to do so.

If you own shares through a broker, bank or other nominee, you should contact your bank, broker or nominee for additional information.

Thank you for your continued confidence in our Company.

Sincerely,

Adam P. Godfrey Chairman of the Board	Mark B. Rourke Chief Executive Officer, President and Director March 12, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 27, 2020:
This Notice of Annual Meeting, the Proxy Statement, and the 2019 Annual Report are available at www.proxyvote.com

Notice of Annual Meeting
of Shareholders

Monday, April 27, 2020

The 2020 Annual Meeting of Shareholders of Schneider National, Inc. will be held online at www.virtualshareholdermeeting.com/SNDR2020 on Monday, April 27, 2020, at 10:00 a.m. Central Time, to vote on the items listed below.

The following items will be voted on at the Annual Meeting:

1.	To elect ten directors, each to serve until the next annual meeting and until his or her successor is duly elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
3.	To hold an advisory vote to approve the compensation of our named executive officers.

We will also take action upon any other business as may properly come before the Annual Meeting and any adjournments or postponements of that meeting.

The Board of Directors unanimously recommends a vote “FOR” items 1, 2 and 3. The Board of Directors or proxy holders will use their discretion on other matters that may arise at the Annual Meeting.

The Board of Directors fixed the close of business on February 18, 2020 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

If you held your shares on the record date, you can vote your shares by any of the following methods:

ONLINE: You can vote online at www.proxyvote.com.

TELEPHONE: In the U.S. or Canada, you can vote your shares toll-free. Go to www.proxyvote.com to find the phone number.

MAIL: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

ATTENDING THE VIRTUAL MEETING: You may attend the virtual Annual Meeting and vote your shares during the meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/SNDR2020. To attend the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. Central Time. Online check-in will begin at 9:45 a.m. Central Time, and you should allow ample time for the online check-in procedures.

We urge you to submit your proxy as soon as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2020:
The Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders are available on the Internet at www.proxyvote.com.

Sincerely,

Green Bay, Wisconsin March 12, 2020	Thomas G. Jackson Secretary

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This proxy statement is being furnished to shareholders by the Board of Directors (“Board”) of Schneider National, Inc. (the “Company,” “Schneider,” “we,” “our,” “us” or similar terms), beginning on or about March 12, 2020.

This proxy statement is being furnished in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Monday, April 27, 2020, at 10:00 a.m. Central Time, online at www.virtualshareholdermeeting.com/SNDR2020, and all adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

Availability of Proxy Materials

On or about March 12, 2020, we mailed our shareholders a notice regarding the availability of proxy materials on the Internet (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report for the year ended December 31, 2019. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials. Other shareholders, in accordance with their prior requests, have received email notification of how to access our proxy materials and vote over the Internet, or have been mailed paper copies of our proxy materials and a proxy card or a vote instruction form from their bank or broker.

If you want to receive a paper or email copy of the proxy materials, you may request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in the Notice of Internet Availability by April 13, 2020 to facilitate timely delivery.

Record Date; Voting Rights; Quorum

Only holders of record of our Class A common stock and Class B common stock (collectively, our “Common Stock”) at the close of business on February 18, 2020 (the “Record Date”) are entitled to vote at the Annual Meeting. On that date, we had outstanding and entitled to vote: (a) 83,029,500 shares of Class A common stock, each of which is entitled to ten votes per share, with an aggregate of 830,295,000 votes; and (b) 94,090,966shares of Class B common stock, each of which is entitled to one vote per share, with an aggregate of 94,090,966 votes. The presence (by virtual attendance online or by proxy) of a majority of the votes entitled to be cast shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes will be considered present for purposes of determining whether a quorum exists. For additional information, please see “How Proxy Votes Are Tabulated” below.

Shareholders of Record; Street Name Shareholders

If your shares of Common Stock are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the “shareholder of record” with respect to those shares, and the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) is sent directly to you. If your shares are held in an account at a bank, broker, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) is forwarded to you by that firm.

If you are a shareholder of record, you may vote your shares over the Internet or by telephone by following the instructions on the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity. If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically over the Internet or by telephone by following the instructions on the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by signing the voter instruction form provided by your bank or broker and returning it by mail. If you provide specific directions to your broker or nominee on how to vote by mail, telephone or over the Internet, your shares will be voted by your broker or nominee as you have directed.

We may reimburse those firms for reasonable fees and out-of-pocket costs incurred by your bank, broker or nominee in forwarding the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) to you.

Proxy Solicitation

We will bear the cost of our solicitation of proxies. In addition to using the Internet, our directors, officers and employees may solicit proxies in person and by mail, telephone, facsimile, or electronic transmission, for which they will not receive any additional compensation. We will also make arrangements with brokers and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock held by those persons, and we may reimburse those custodians, nominees and fiduciaries for reasonable fees and out-of-pocket expenses incurred.

How to Vote

You may vote in the following ways:

ONLINE: You can vote online at www.proxyvote.com.

TELEPHONE: In the U.S. or Canada, you can vote your shares toll-free. Go to www.proxyvote.com to find the phone number.

MAIL: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

ATTENDING THE VIRTUAL MEETING: You may attend the virtual Annual Meeting and vote your shares during the meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/SNDR2020. To attend the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. Central Time. Online check-in will begin at 9:45 a.m. Central Time, and you should allow ample time for the online check-in procedures.

Unless you virtually attend and vote your shares at the Annual Meeting, we must receive your vote by 11:59 p.m. Eastern Time the day before the Annual Meeting for your vote by proxy to be counted.

How Proxy Votes Are Tabulated

Only the shares of Common Stock represented by valid proxies received and not revoked will be voted at the meeting. Votes cast at the meeting by proxy or electronically by attending shareholders will be tabulated by the Inspector of Election. The Inspector of Election will treat shares of Common Stock represented by a valid proxy as present at the meeting for purposes of determining a quorum, whether or not the proxy is marked as casting a vote or abstaining on any or all matters.

If you are a beneficial owner of shares held in street name and do not provide the firm that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the firm that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm — is a routine matter on which brokers can vote on behalf of their clients if clients do not furnish voting instructions. All other proposals are non-routine matters.

If the firm that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes are treated as present for purposes of determining a quorum, but are not counted as votes “for” or “against” the matter in question or as abstentions, and they are not counted in determining the number of votes present for the particular matter.

If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders (i.e., the persons named in the proxy card provided by our Board) will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting or any adjournment or postponement of the meeting.

If any other business properly comes before the meeting or any adjournment or postponement of the meeting, it is the intention of the proxy holders named in the accompanying proxy card to vote the shares represented by the proxy card on those matters in accordance with their best judgment.

Vote Required to Approve Proposals

Assuming that a quorum is present at the meeting, the votes described in the table below are required under our governing documents and Wisconsin state law. Shares of the Company’s Class A common stock and Class B common stock vote together as a single class in each of the matters described below.

Item	Vote Required	Effect of Abstentions and Broker Non-Votes on Vote Required
Proposal 1 — Election of directors
Each director will be elected by a plurality of the votes cast at the Annual Meeting. Cumulative voting is not permitted. For this purpose, “plurality” means that the nominees receiving the largest number of votes will be elected as directors.

Abstentions and broker non-votes will have no effect on the election of directors. Votes “withheld” will have no effect. Only votes cast “for” a director will have an effect on the election of directors.

If your broker holds shares in your name, the broker, in the absence of voting instructions from you, is not entitled to vote your shares

Proposal 2 — Ratification of appointment of independent registered public accounting firm	Votes cast “for” this proposal must exceed the votes cast “against” it to be approved.
Abstentions and broker non-votes do not count as votes “for” or “against” this proposal and will be disregarded in the calculation of votes cast.

If your broker holds shares in your name, the broker, in the absence of voting instructions from you, is entitled to vote your shares

Proposal 3 — Advisory vote to approve the compensation of our named executive officers	The votes cast “for” this proposal must exceed the votes cast “against” this proposal for it to be approved.
Abstentions and broker non-votes do not count as votes “for” or “against” this proposal and will be disregarded in the calculation of votes cast.

If your broker holds shares in your name, the broker, in the absence of voting instructions from you, is not entitled to vote your shares

How to Revoke Your Proxy

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your previously submitted proxy by submitting a written notice of revocation to us, by voting again on a later date over the Internet, by telephone or by signing and returning a new proxy card by mail (in which case only your latest proxy submitted prior to the Annual Meeting will be counted), or by virtually attending and voting during the Annual Meeting. Your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again.

Information on Attending the Annual Meeting

The Annual Meeting will be held entirely online through an audio webcast to allow broader participation.

Shareholders may attend the virtual Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/SNDR2020. To attend the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Shares held in your name as the shareholder of record on the record date may be voted electronically during the Annual Meeting. Shares for which you were the beneficial owner as of the record date but not the shareholder of record also may be voted electronically during the Annual Meeting. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting.

The Annual Meeting will begin promptly at 10:00 a.m. Central Time. Online check-in will begin at 9:45 a.m. Central Time, and you should allow ample time for the online check-in procedures.

Householding

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet Availability, annual report to shareholders or proxy statement. Upon written or oral request, we will promptly deliver a separate copy of our Notice of Internet Availability, annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. For future deliveries of Notices of Internet Availability, annual reports to shareholders and/or proxy statements, shareholders may also request that we deliver multiple copies at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the Notice of Internet Availability, annual report to shareholders and/or proxy statement may also request delivery of a single copy. Shareholders may notify us of their requests by calling or writing Thomas G. Jackson, Secretary, at Schneider National, Inc., 3101 South Packerland Drive, Green Bay, WI 54313, or at telephone number (920) 592-2000.

Annual Report to Shareholders

Our Annual Report for the year ended December 31, 2019 accompanies this Proxy Statement and is also available on the Internet. Please follow the instructions in the Notice of Internet Availability if you want to review our Annual Report online. Our Annual Report contains financial and other information about us. The Annual Report is not a part of this Proxy Statement.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that, in conjunction with our Amended and Restated Bylaws (our “Bylaws”) and the Board committee charters, establish principles and practices relating to the operation of our Board and its committees. The Corporate Governance Guidelines address our director qualification and independence standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession planning and the Board’s annual self-evaluation of its performance.

The Corporate Governance Guidelines are available, free of charge, on our website, https://schneider.com. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other Company report or document on file with or furnished to the SEC. A copy of our Corporate Governance Guidelines is also available free of charge in print to any shareholder who requests a copy by calling or writing to our Corporate Secretary at 3101 South Packerland Drive, Green Bay, WI 54313 or at telephone number (920) 592-2000.

Code of Conduct

We maintain a Code of Conduct that qualifies as a “code of ethics” under applicable SEC regulations. Our Code of Conduct applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer and principal accounting officer. Any waiver of the Code of Conduct for directors or executive officers may be made only by our Board and will be promptly disclosed to our shareholders through publication on our website, https://schneider.com. Our Audit Committee is responsible for annually reviewing the process for communicating and monitoring compliance with the Code of Conduct. Amendments to the Code of Conduct must be approved by our Board and will be promptly disclosed (other than technical, administrative or non-substantive changes). A copy of our Code of Conduct is available on our website, https://schneider.com, and is also available free of charge in print to any shareholder who requests a copy by calling or writing to our Corporate Secretary at 3101 South Packerland Drive, Green Bay, WI 54313 or at telephone number (920) 592-2000.

Director Independence

The Board has adopted director independence standards to assist it in making determinations regarding whether our directors are independent as that term is defined in the listing standards of the New York Stock Exchange (the “NYSE”). Based on these standards, our Board has determined that each of James R. Giertz, Adam P. Godfrey, Robert W. Grubbs, Norman E. Johnson, Daniel J. Sullivan, John A. Swainson and James L. Welch is independent under applicable NYSE rules and the director independence standards adopted by the Board, while Mary P. DePrey, Mark B. Rourke and Kathleen M. Zimmermann are not deemed to be independent. Accordingly, seven of the ten current members of the Board are independent under the NYSE rules and the standards adopted by the Board. Our Board has also determined that (i) Robert M. Knight, Jr., who is nominated to be a director, is deemed to be independent and (ii) Paul J. Schneider, who is nominated to be a director, is not deemed to be independent Accordingly, if Mr. Knight, Mr. Schneider, and the other nominees are elected as directors at the Annual Meeting, then seven of the ten members of the Board will continue to be independent under the NYSE rules and the standards adopted by the Board

NYSE Controlled Company Exemptions

While a majority of the members of the Board are independent under the listing standards of the NYSE and the director independence standards adopted by the Board, our Company is eligible for an exemption from certain requirements of the NYSE relating to, among other things, the independence of directors. We currently have a dual class common stock structure consisting of: (1) Class A common stock, entitled to ten votes per share; and (2) Class B common stock, entitled to one vote per share. The Schneider National, Inc. Voting Trust (“Voting Trust”) is the record holder of all shares of Class A common stock and such shares are beneficially owned by the Schneider family. Since the Voting Trust holds a majority of the total voting power of our outstanding common stock (see “Information Regarding Beneficial Ownership of Principal Shareholders, the Board and Management” later in this proxy statement), our Company is considered a “controlled company” under the corporate governance listing standards of the NYSE. As a controlled company, we are eligible for the NYSE’s exemption of controlled companies from the obligation to comply with certain of the NYSE’s corporate governance requirements, including the requirements:

•	that a majority of the Board consist of independent directors, as defined under the rules of the NYSE;
•	that the Company have a corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Of these exemptions, we currently use only the second – the exemption from the requirement to have a corporate governance committee composed entirely of independent directors – and we do not currently use any other controlled company exemption.

Board Structure and Leadership

Our Board currently consists of ten directors. In accordance with our Amended and Restated Articles of Incorporation (our “Articles”) and our Bylaws, each of our directors holds office until the next annual meeting of shareholders or until his or her successor is elected and qualified. Each of our directors and director-nominees must satisfy certain conditions specified in our Bylaws, including that such individual cannot be 74 years or older, cannot be a material customer or supplier, cannot be an officer of any entity of which any other of our directors is a director or a director of any entity of which any other director is an officer and must have his or her nomination approved by the unanimous vote of our full Board if such individual has served on our Board for more than 14 consecutive fiscal years. At each annual meeting of our shareholders, our shareholders elect the members of our Board. There is no limit on the number of terms a director may serve on our Board.

Pursuant to the Schneider Family Board Nomination Process Agreement (the “Schneider Family Nomination Agreement”), we are obligated to include in the slate of nominees recommended to shareholders of the Company for election as a director at any meeting of shareholders at which directors are to be elected, two of five specified Schneider family members to serve on our Board on an annual, rotating basis. The Schneider Family Nomination Agreement generally provides that two of the five family members specified in the Nomination Agreement as director nomination eligible family members shall have the right to be nominated for election as directors, and requires that the Board include in the slate of nominees recommended to shareholders for election as directors, the two specific director nomination eligible family members who have been designated in the Nomination Agreement as the family members eligible for nomination as directors for each Annual Meeting of Shareholders held through 2025. The two director seats on the Board which have been earmarked for two family members will rotate among the five Schneider family members who are eligible for nomination to the Board, and each eligible family member is anticipated to serve on the Board for three consecutive years.

Each Schneider family member nominated in accordance with the Schneider Family Nomination Agreement must satisfy the qualifications for service as a director included in the Bylaws or such qualifications must be waived in accordance with the Bylaws. The directorships will rotate among the five Schneider family members through 2025, with each director anticipated to serve for three consecutive years over that period. After the rotation system described above is complete, the five specified Schneider family members may, if they have at least 80% of such family members in agreement, propose to the Corporate Governance Committee an amendment to the agreement, consistent with such agreement, to cover nominations in subsequent periods, the approval of which cannot be unreasonably withheld by either the Corporate Governance Committee or the Board.

The two Schneider family members currently serving on our Board are Mary P. DePrey and Kathleen M. Zimmermann. Under the rotation described above, Ms. Zimmermann will be leaving the Board at the Annual Meeting and Paul J. Schneider has been nominated to replace her as the second Schneider family member serving on our Board.

Mr. Godfrey, one of our non-employee independent directors, currently serves as the Chairman of our Board. Our Board believes that the separation of the role of Chief Executive Officer and Chairman of our Board is the most appropriate leadership structure for our Board at this time. Separating these positions allows our Chief Executive Officer to focus on our day-to-day operations while the Chairman of our Board leads our Board in its role of providing independent oversight and advice to management.

Board Role in Risk Oversight

Our Board has general oversight of the management of our Company’s risks, including risks related to cybersecurity, which includes working with management to establish and monitor our Company’s risk appetite and the significant risks that may affect our enterprise. The committees of our Board of directors also assist our Board in carrying out its risk oversight function. For example, our Audit Committee has responsibility for annually reviewing the top risks identified by the Company’s executives as part of our enterprise risk management program, reviewing the annual enterprise risk assessment that provides the basis for our annual internal audit plan and, with regard to cybersecurity risks, setting expectations and accountability for management and reviewing our internal auditors’ assessment of the effectiveness of our cybersecurity controls including policies and procedures to address the Company’s cyber risks. In addition, our Compensation Committee provides oversight with respect to risks related to our compensation practices.

Board Meetings

During 2019, the Board met 5 times. The non-management directors met at each Board meeting in executive session without any member of management present, excluding the Board meeting in June 2019. The Chairman of the Board presides over the meetings of non-management directors. During 2019, each incumbent director attended, in the aggregate, more than 75% of the Board meetings and meetings of the Board committees on which the director served.

Board Committees

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by the Board, which can be reviewed on our website at https://schneider.com and are also available free of charge in print to any shareholder who requests them by calling or writing to our Corporate Secretary at 3101 South Packerland Drive, Green Bay, WI 54313 or at telephone number (920) 592-2000.

Audit Committee

Our Audit Committee consists of James R. Giertz, as Chair, John A. Swainson and James L. Welch. Our Board has determined that each of Mr. Giertz, Mr. Swainson and Mr. Welch is an “audit committee financial expert” as defined by the SEC. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and accordingly assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee approves the scope of our annual audit, reviews the report and comments of our independent registered public accounting firm, is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and performs any other activities delegated to the Committee by the Board. The Audit Committee met 5 times during 2019. In 2019, primary responsibility for oversight of risks related to cybersecurity, including protection of customer and employee data, Company trade secrets, and other proprietary information, ensuring the security of Company data on the cloud, persistent threats, and cyber risks associated with our own software innovations were delegated by the Board to the Audit Committee. Our Board has determined that all of our Audit Committee members are independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the NYSE.

Compensation Committee

Our Compensation Committee currently consists of Robert W. Grubbs, as Chair, Norman E. Johnson and Daniel J. Sullivan. Mr. Johnson will not be standing for re-election at the Annual Meeting. The Compensation Committee is responsible for assisting our Board in discharging its responsibilities relating to establishing and reviewing the compensation of our officers and approving, overseeing and monitoring incentive and other benefit plans for our employees and performing any other activities delegated to the Committee by the Board. The Compensation Committee met 4 times during 2019. Our Board has determined that all of our Compensation Committee members are independent within the meaning of the listing standards of the NYSE.

The Compensation Committee has the sole authority under its charter to retain, oversee or terminate any independent compensation consultant, independent legal counsel or other advisors. It may, however, select such advisors only after taking into consideration all factors relevant to the advisors’ independence from management, including those specified in the NYSE Listed Company Manual. We provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to advisors retained by the Compensation Committee.

In connection with setting compensation for our named executive officers and our directors for 2019, the Compensation Committee engaged an independent compensation consultant, Frederic W. Cook & Co, Inc. (“FW Cook”), to provide advice concerning our executive and director compensation programs, as described in further detail under “Executive Compensation—Compensation Discussion and Analysis.” Except for this engagement, the Compensation Committee did not retain a compensation consultant and FW Cook did not provide any other services to our Company. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and NYSE listing standards and concluded that FW Cook’s work for the Compensation Committee does not raise any conflict of interest.

Corporate Governance Committee

Our Corporate Governance Committee currently consists of Norman E. Johnson, as Chair, Mary P. DePrey, James R. Giertz, Adam P. Godfrey, Robert W. Grubbs, Daniel J. Sullivan, James L. Welch and Kathleen M. Zimmermann. Each of the Corporate Governance Committee members is independent except for Ms. DePrey and Ms. Zimmermann, who are not deemed to be independent. Pursuant to the Schneider Family Nomination Agreement, Ms. Zimmermann will be rotating off the Board at the Annual Meeting and Mr. Johnson has decided to retire from the Board and, as a result, will not be standing for re-election at the Annual Meeting. The Corporate Governance Committee assists our Board in identifying individuals qualified to become members of our Board consistent with criteria established by our Board and in developing our corporate governance guidelines. This Committee’s responsibilities include selecting individuals to be proposed for nomination as directors of the Company, nominating individuals for election as directors of the Company, establishing and nominating directors for appointment to committees of the Board, reviewing the performance and qualifications of directors, reviewing and recommending policies to the Board and establishing and reviewing compensation for the Board and performing any other activities delegated to the Committee by the Board. The Corporate Governance Committee met 4 times during 2019.

Our Bylaws provide that those members of our Corporate Governance Committee who are not members of the Schneider family serve as trustees of the Voting Trust in accordance with the terms of the Voting Trust. Our Bylaws also provide that the Chairman of our Corporate Governance Committee will be an individual who is not a member of the Schneider family, and that our Corporate Governance Committee will at all times consist of each director that is a member of the Schneider family and up to seven directors who are not members of the Schneider family.

Board Policy on Diversity

The Board believes that a diverse membership having a variety of skills, backgrounds and experience supports informed decision-making and is an important feature of a well-functioning board. Accordingly, the Board also believes that diversity (inclusive of gender and race) should be a consideration in board succession planning and board refreshment, consistent with nominating qualified candidates for the Board who bring fresh thinking and perspectives to the Boardroom. The Board is committed to considering diverse Board candidate slates and to that end, requires that diversity be a central component of search criteria for director candidates.

Director Nominations

The Corporate Governance Committee identifies director candidates based upon suggestions by current non-employee directors, management members or shareholders. In addition, the Corporate Governance Committee may engage search firms to assist it in identifying director candidates. The Committee will consider director candidates recommended by shareholders and, except as described below with respect to the Schneider Family Nomination Agreement and our Articles and Bylaws, the Committee applies the same criteria to candidates recommended by shareholders and candidates recommended by non-employee directors or management members. In considering candidates submitted by shareholders, as well as candidates submitted by non-employee directors or management members, the Corporate Governance Committee will take into consideration the factors specified in our Corporate

Governance Guidelines, as well as the current needs of the Board and the qualifications of the candidate. The Corporate Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that those shares have been held. Our Bylaws describe conditions that must be met by any director or director-nominee, including that the individual cannot be 74 years or older, cannot be a material customer or supplier, cannot be an officer of any entity of which any other of our directors is a director or a director of any entity of which any other director is an officer and must have his or her nomination approved by the unanimous vote of our full Board if such individual has served on our Board for more than 14 consecutive fiscal years.

To recommend a candidate for consideration by the Corporate Governance Committee, a shareholder must submit the recommendation in writing, including the following information:

•	the name of the shareholder and evidence of the shareholder’s ownership of Common Stock, including the number of shares owned and the length of time the shares have been owned; and
•	the name of the candidate, the candidate’s résumé or a list of the candidate’s qualifications to be a director of the Company, and the candidate’s consent to be named as a director nominee if recommended by the Corporate Governance Committee and nominated by the Board.

Recommendations and the information described above should be sent to the Corporate Secretary at 3101 South Packerland Drive, Green Bay, WI 54313. During the past year, we did not engage any third party to identify or evaluate potential nominees.

Pursuant to the Schneider Family Nomination Agreement, we must include in the slate of nominees recommended for election as a director, two of the five eligible family members who are eligible to serve on our Board on an annual, rotating basis. Each Schneider family member nominated in accordance with that agreement must satisfy the qualifications for service as a director set forth in the Bylaws or such qualifications must be waived in accordance with such Bylaws.

The two Schneider family members currently serving on our Board are Mary P. DePrey and Kathleen M. Zimmermann. Under the rotation described above, Ms. Zimmermann will be leaving the Board at the Annual Meeting and Paul J. Schneider has been nominated to replace her as the second Schneider family member serving on our Board.

Nominations of persons for election to the Board may be made at a meeting of shareholders by or at the direction of the Board, upon the recommendation of the Corporate Governance Committee, by any shareholder of the Corporation who is a shareholder of record of the Corporation at the time notice of the meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in our Bylaws, or pursuant to the Schneider Family Nomination Agreement. Only persons nominated in accordance with all of the procedures set forth in our Articles and Bylaws or the Schneider Family Nomination Agreement will be eligible for election as directors.

For a director nomination made by a shareholder to be timely with respect to an annual meeting, the shareholder’s notice must be delivered to or mailed and received by our Corporate Secretary in proper written form at Schneider National, Inc., 3101 South Packerland Drive, Green Bay, WI 54313 no later than the close of business on the 90th day prior to, and not earlier than the close of business on the 120th day in advance of, the anniversary of the annual meeting of shareholders held in the prior year. If the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the prior year’s annual meeting, or if no annual meeting was held in the prior year, notice must be received not later than the close of business on the 10th day following the day on which we first give notice to shareholders of the annual meeting. However, if the number of directors to be elected to the Board is increased and there has been notice naming all of the nominees for director or indicating the increase in the size of the Board at least 10 days before the last day a shareholder may deliver a notice of nomination in accordance with the preceding sentence, a shareholder’s notice will be considered timely with respect to nominees for any new positions created by the increase if it is received by our Corporate Secretary at the address indicated above no later than the close of business on the 10th day following the day on which we first give notice of the meeting to shareholders. For a shareholder’s notice of a director nomination to be in proper written form, the notice must include the information set forth in our Bylaws.

The deadline for submission of nominations for the Annual Meeting has passed. Candidate submissions by shareholders for our 2021 annual meeting of shareholders must be received by us no later than January 27, 2021 and no earlier than December 28, 2020.

Communications with Directors

Shareholders may contact any member (or members) of the Board or any committee, the non-employee directors as a group, or the Chair of any committee, by mail or electronically. If by mail, correspondence should be addressed to the appropriate director and sent to the office of the Corporate Secretary at Schneider National, Inc., 3101 South Packerland Drive, Green Bay, WI 54313. If electronically, correspondence may be sent to the Board at BoardofDirectors@schneider.com. The Corporate Secretary will forward to the applicable directors each communication received as described in the preceding paragraph other than: junk mail and mass mailings; product complaints, product or service inquiries and new product or service suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is deemed unduly hostile, threatening, illegal or similarly unsuitable.

Related Person Transactions Policy

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, involving an amount greater than $120,000 in which we were or are to be a participant and a related person (or any immediate family member or affiliated entity) is or will be involved.

Under the policy, each director and executive officer is required to identify any such transaction, arrangement or relationship that they, their immediate family members or their affiliated firms are or will be involved in, and of any changes to such transactions, arrangements or relationships. The Corporate Governance Committee is responsible for reviewing each disclosed covered transaction, arrangement or relationship to determine whether the transaction qualifies as a related person transaction due to the related person having a direct or indirect material interest. If the Corporate Governance Committee determines a transaction qualifies as a related person transaction, it will take any action it deems to be necessary and appropriate, including approval, disapproval, ratification, cancellation, or a recommendation to management. Only disinterested members of the Corporate Governance Committee participate in those determinations. If it is not practical to convene a meeting of the Corporate Governance Committee, the Chair of the Corporate Governance Committee may make a determination and report it to the other members of the Corporate Governance Committee. The factors to be considered in making the determination include, but are not limited to:

•	the related person involved and his, her or its relationship to our Company;
•	the related person’s interest and role in the proposed transaction;
•	the proposed terms of the transaction (including aggregate value and value to be derived by the related person);
•	the benefits to our Company of the proposed transaction;
•	if applicable, the availability to us of alternative means or transactions to obtain like benefits;
•	an assessment of whether the proposed transaction is on terms that are comparable to the terms that would exist in a similar transaction with an unaffiliated third party (or other information bearing on whether the proposed transaction is fair to us); and
•	an assessment of whether the proposed transaction is consistent with our other policies that also govern the proposed transaction.

The Corporate Governance Committee is required to report its action with respect to any related person transaction to the Board. In addition, the Audit Committee will review all related party transactions and may approve or disapprove a transaction.

Related Person Transactions in 2019

The following is a description of each transaction that has occurred during 2019, and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or any member of their immediate family or person sharing their household had or will have a direct or indirect material interest.

Schneider Family Board Nomination Process Agreement

Pursuant to the Schneider Family Nomination Agreement, five specified members of the Schneider family – Mary P. DePrey, Therese A. Koller, Paul J. Schneider, Thomas J. Schneider and Kathleen M. Zimmermann – have the right to nominate, and we are required to include in the slate of nominees recommended to our shareholders for election as a director at any meeting of shareholders at which directors are to be elected, two family members to serve on our Board on an annual, rotating basis. Each Schneider family member nominated in accordance with such agreement must satisfy the qualifications for service as a director set forth in the Bylaws or such qualifications must be waived in accordance with such Bylaws. The directorships will rotate among the five Schneider family members through 2025, with each director expected to serve for three consecutive years, plus the remainder of any current rotation at the time of the consummation of our IPO. After the rotation system described above is complete, the five specified Schneider family members may, if they have at least 80% of such family members in agreement, propose to the Corporate Governance Committee an amendment to the agreement, consistent with such agreement, to cover nominations in subsequent periods, the approval of which shall not be unreasonably withheld by either the Corporate Governance Committee or the Board.

Registration Rights Agreement

Certain holders of shares of our Class A common stock and Class B common stock are entitled to rights with respect to the registration of their shares of Class B common stock under a registration rights agreement. The shareholders entitled to these rights are Mary P. DePrey, Therese A. Koller, Paul J. Schneider, Thomas J. Schneider, Kathleen M. Zimmermann, the Donald J. Schneider Childrens Trust #1 f/b/o Mary P. DePrey, the Donald J. Schneider Childrens Trust #2 f/b/o Mary P. DePrey, the Donald J. Schneider Childrens Trust #1 f/b/o Paul J. Schneider, the Donald J. Schneider Childrens Trust #2 f/b/o Paul J. Schneider, the Donald J. Schneider Childrens Trust #1 f/b/o Therese A. Koller, the Donald J. Schneider Childrens Trust #2 f/b/o Therese A. Koller, the Donald J. Schneider Childrens Trust #1 f/b/o Thomas J. Schneider, the Donald J. Schneider Childrens Trust #2 f/b/o Thomas J. Schneider, the Donald J. Schneider Childrens Trust #1 f/b/o Kathleen M. Zimmermann, the Donald J. Schneider Childrens Trust #2 f/b/o Kathleen M. Zimmermann, the Donald J. Schneider 2000 Trust f/b/o Mary P. DePrey, the Donald J. Schneider 2000 Trust f/b/o Therese A. Koller, the Donald J. Schneider 2000 Trust f/b/o Paul J. Schneider, the Donald J. Schneider 2000 Trust f/b/o Thomas J. Schneider, the Donald J. Schneider 2000 Trust f/b/o Kathleen M. Zimmermann, the Paul J. Schneider 2011 Trust, the Mary P. DePrey 2011 Trust, the Therese A. Koller 2011 Trust and the Kathleen M. Zimmermann 2011 Trust (collectively, the “Registration Rights Parties”). The rights provided to these shareholders under the agreement are described below.

Demand registration rights

Each of the Registration Rights Parties has the right to demand that we file up to one registration statement within any six-month period. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we will be required to use reasonable best efforts to effect the registration as expeditiously as possible.

Shelf registration rights

At any time after we become eligible to file a registration statement on Form S-3, the Registration Rights Parties will be entitled to have their shares of Class B common stock, including shares of Class A common stock that will convert into shares of Class B common stock if such shares of Class A common stock are transferred outside of the Voting Trust as specified in the Voting Trust Agreement and our Articles, registered by us on a Form S-3 registration statement at our expense. These shelf registration rights are subject to specified conditions and limitations.

Expenses and indemnification

We will pay all expenses relating to any demand or shelf registration, other than underwriting discounts and commissions and any transfer taxes, subject to specified conditions and limitations. The registration rights agreement includes customary indemnification provisions, including indemnification of the participating holders of shares of Class B common stock and their directors, officers, trustees and employees by us for any losses, claims, damages or liabilities in respect thereof and expenses to which such holders may become subject under the Securities Act of 1933, as amended, state law or otherwise.

Termination of registration rights

The registration rights granted under the registration rights agreement will terminate upon the date the holders of shares that are a party thereto no longer hold any such shares that are entitled to registration rights.

Compensation Committee Interlocks and Insider Participation

During 2019, none of the members of our Compensation Committee was an officer or employee of our Company or was formerly an officer of our Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, during 2019, none of our executive officers served as a director or a member of the compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

Anti-Hedging and Anti-Pledging Policies

As part of our insider trading policy, our directors, officers and other employees are prohibited from short selling our securities and from buying or selling options of any kind, including puts, calls or other derivative securities with respect to our securities. Our directors, officers and other employees are also prohibited from pledging our securities or purchasing our securities on margin or incurring any indebtedness secured by a margin or similar account in which our securities are held without the prior approval of the Audit Committee.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend to fulfill their duties, the skill level required of the members of the Board and competitive practices among peer companies. Employee directors do not receive additional compensation for their service on the Board. If a director serves for less than a full year, the compensation to be paid to that director may be prorated as deemed appropriate by the Compensation Committee.

To further align the interest of the independent directors of the Board with the Company’s stockholders, the Board has adopted stock ownership guidelines for the independent directors. Under the guidelines, each independent director is expected to own Company common stock with a value at least equal to five times the annual cash retainer paid to such director during the period he is a director, not including any additional cash compensation paid to chairs of the Board or committees or Audit Committee members. Each director is required to maintain 75% of all shares from equity awards on an after-tax basis until achievement of the requirements of our director stock ownership policy. Only shares held outright and vested and deferred stock units (not unvested equity awards) count toward satisfaction of the ownership requirement.

For 2019, non-employee director compensation was set as follows:

•	an annual retainer of $200,000 payable $75,000 in cash (which the director can elect to receive in whole or in part in the form of shares of our Class B common stock) and $125,000 in restricted share units (RSUs), subject to the terms described below;
•	Chairman of the Board – additional retainer of $100,000, payable in cash (which the Chairman can elect to receive in whole or in part in the form of shares of our Class B common stock); and
•	Committee Chairs – additional retainer of $20,000 for the Audit Committee Chair, $15,000 for the Compensation Committee Chair and $10,000 for the Corporate Governance Committee Chair, payable in cash (which the director can elect to receive in whole or in part in the form of shares of our Class B common stock).

The annual cash retainers and all additional retainers as part of director compensation are paid quarterly in arrears. Non-employee directors are reimbursed for all reasonable travel and out-of-pocket expenses associated with attending Board and committee meetings and continuing education seminars.

Each non-employee director serving at the 2019 Annual Meeting received the stock portion of his or her annual retainer in the form of a grant of 5,956 restricted stock units on April 29, 2019, and these units convert into shares of our Class B common stock on a one-for-one basis and vest (subject to continued service) on April 27, 2020. The following directors opted to take all or a portion of their cash retainers in shares: Adam Godfrey, Robert Grubbs, Norman Johnson and Daniel Sullivan. See “—2019 Director Compensation Table.”

Following a 2019 peer group analysis of Schneider’s non-employee director compensation program conducted by the Compensation Committee’s consultant, the Board approved the following increases in director compensation, which took effect on January 1, 2020, to more closely align the program with the market median:

	2019 Program	2020 Program
Board Member Compensation
Annual Board Cash Retainer	$75,000	$85,000
Annual Board Equity Retainer	$125,000	$145,000
Total	$200,000	$230,000
Committee Chair & Member Retainers
Audit Committee Chair	$20,000	$25,000
Compensation Committee Chair	$15,000	$15,000
Corporate Governance Committee Chair	$10,000	$10,000
Audit Committee Member (Non-Chair)	-	$5,000
Board Leadership Incremental Retainer
Chairman of the Board Retainer	$100,000	$100,000

Equity awards are granted to each director annually on the date of our annual shareholder meeting, prospectively for the year of service following the annual shareholder meeting, and will vest on the earlier of (1) the one-year anniversary of the grant date and (2) the following year’s shareholder meeting, subject to continued service. Any director who joins our Board mid-year may receive a pro rata portion of equity-based compensation for service during the balance of the director’s service year, which will vest on the date of the next annual meeting.

Directors also may elect to defer all or a portion of their cash or equity-based compensation. In addition, all directors (including those individuals eligible to serve as directors pursuant to the Schneider Family Nomination Agreement) are eligible to participate in our medical plan and dental plan on a basis equivalent to our employees. In 2019, Mary P. DePrey and Kathleen M. Zimmermann were the only directors who participated in the medical plan and dental plan.

2019 Director Compensation Table

The following table sets forth the compensation for each of our non-employee directors in 2019:

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Non- equity incentive plan compen- sation ($)	Non- qualified deferred compen- sation earnings ($)	All other compen- sation ($)	Total ($)
Mary P. DePrey(3)	75,000	125,016	-	-	-	200,016
Thomas A. Gannon(4)	43,475	-	-	-	-	43,475
James R. Giertz	95,000	125,016	-	-	-	220,016
Adam P. Godfrey	117,355	125,016	-	-	-	242,372
Robert W. Grubbs	90,046	125,016	-	-	-	215,062
Norman E. Johnson	85,040	125,016	-	-	-	210,056
Daniel J. Sullivan	133,003	125,016	-	-	-	258,019
John A. Swainson(5)	31,731	125,016	-	-	-	156,747
James L. Welch	75,000	125,016	-	-	-	200,016
Kathleen M. Zimmermann(3)	75,000	125,016	-	-	-	200,016
(1)	Represents the amounts of annual Board and Chairperson cash retainers that were earned during 2019. The following directors elected to receive, in lieu of cash, the following numbers of fully vested shares of our Class B common stock or deferred share units: Mr. Godfrey, 5,874; Mr. Grubbs, 4,518; Mr. Johnson, 4,267; Mr. Sullivan, 6,689. The amounts shown in the table reflect the grant date fair value of these awards, determined in accordance with the applicable accounting guidance for equity-based awards.
(2)	Amounts reflect the grant date fair value of share awards, determined in accordance with the applicable accounting guidance for equity-based awards. See Note 13 to the audited consolidated financial statements included in our Annual Report on Form 10-K for an explanation of the methodology and assumptions used in the FASB ASC Topic 718 valuations.
(3)	Total compensation excludes the value of participation in the medical plan and dental plan which was as follows: Ms. DePrey, $10,067; and Ms. Zimmermann, $14,190.
(4)	Mr. Gannon left the Board on April 29, 2019.
(5)	Mr. Swainson joined our Board on April 29, 2019.

As both our current President and Chief Executive Officer, Mark B. Rourke, and former President and Chief Executive Officer, Christopher B. Lofgren, were compensated as employees of the Company neither received compensation in their capacity as directors in fiscal year 2019. For a description of Mr. Rourke’s and Dr. Lofgren’s fiscal year 2019 compensation, please see “Compensation Discussion and Analysis” and “Executive Compensation Tables and Narrative” below.

PROPOSAL 1:
ELECTION OF DIRECTORS

On the recommendation of the Corporate Governance Committee, the Board has nominated the persons listed below for election as directors at the Annual Meeting, each to serve until the next annual meeting and until his or her successor is duly elected and qualified. Each of the nominees is an incumbent director, with the exception of Robert M. Knight, Jr. and Paul J. Schneider. Ms. DePrey and Mr. Schneider are being nominated pursuant to the Schneider Family Nomination Agreement.

Each of the nominees has confirmed to us that he or she expects to be able to continue to serve as a director until the end of his or her term. If, however, at the time of the Annual Meeting, any of the nominees named below is not available to serve as a director (an event that the Board does not anticipate), all the proxies granted to vote in favor of that director’s election will be voted for the election of any other person or persons that the Board may nominate.

Our policy is that all directors and nominees are encouraged and expected to attend our annual meetings of shareholders. All incumbent directors attended our 2019 Annual Meeting.

Vote Required

Each director will be elected by a plurality of the votes cast at the Annual Meeting. For this purpose, “plurality” means that the nominees receiving the largest number of votes will be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors. Votes “withheld” will have no effect. Only votes cast “for” a director will have an effect on the election of directors.

Biographical Information of Director Nominees

Set forth below are each nominee’s name, age, principal occupation for at least the last five years and other biographical information, including the year in which each was first elected as a director of the Company. In addition, the biographies discuss the particular experience, qualifications, attributes and skills of the director that, in light of the Company’s business and structure, led the Board to conclude that the individual should serve on the Board of the Company.

MARY P. DEPREY
Age: 61 Director since: 2018 Committees: Corporate Governance
Experience

Ms. DePrey engages in philanthropic work and serves on the board of a variety of non-profit organizations. She holds a bachelor’s degree from the College of St. Catherine.

Qualifications

We believe that Ms. DePrey is qualified to serve on our Board due to her deep knowledge of Schneider’s history and its corporate values, in addition to her business and leadership experience.

JAMES R. GIERTZ
Age: 63 Director since: 2017 Committees: Audit, Chair Corporate Governance
Experience

Mr. Giertz served as Chief Financial Officer of H.B. Fuller Company, a formulator, manufacturer and marketer of adhesives, sealants and other specialty chemical products, from 2008 until May 2016, after which he became Executive Vice President with responsibility for H.B. Fuller Company’s strategy deployment efforts until his retirement in February 2017. He has served as a member of the board of directors of Hill-Rom Holdings, Inc., a medical technology company, since 2009 and currently is a member of that company’s audit committee. Mr. Giertz holds a bachelor of science degree from Iowa State University and an M.B.A. from Harvard University.

Qualifications

We believe Mr. Giertz is qualified to serve on our Board because of his experience as an executive and director of publicly traded companies and because of his knowledge of strategy development and finance.

ADAM P. GODFREY
Age: 57 Director since: 2005 Chairman since: 2019 Committees: Corporate Governance
Experience

Mr. Godfrey is a Managing Partner of Stella Point Capital, which he co-founded in 2012. Stella Point Capital is a New York-based private equity firm focused on industrial, consumer and business services investments. Mr. Godfrey is an investment professional and has sourced and managed numerous investments for Stella Point Capital. Mr. Godfrey serves on the Board of Directors of several public and private companies, including First American Payment Systems Holdings, Inc. and International Money Express, Inc. Previously, Mr. Godfrey spent nearly 19 years with Lindsay Goldberg and its predecessor entities, which he joined in 1992. Mr. Godfrey holds a bachelor’s degree from Brown University and a master’s degree in business administration from the Tuck School of Business at Dartmouth.

Qualifications

We believe that Mr. Godfrey is qualified to serve on our Board because of his extensive experience in finance, investing and corporate strategy during his time at Stella Point Capital and Lindsay Goldberg and his prior experience serving on the Boards of Directors of several portfolio companies in which Stella Point Capital and Lindsay Goldberg invested.

ROBERT W. GRUBBS
Age: 63 Director since: 2012 Committees: Compensation, Chair Corporate Governance
Experience

From 2013 to 2019, Mr. Grubbs served as the Non-Executive Chairman of Ohio Transmission Corp., a distributor of motion control and related products and services. From 1998 to 2008, Mr. Grubbs served as the President and Chief Executive Officer of Anixter International Inc., a Chicago-based distributor of network and security solutions, electrical and electronic solutions and utility power solutions. From 1994 to 2008 Mr. Grubbs was also the President and Chief Executive Officer of Anixter Inc., a subsidiary of Anixter International Inc. Mr. Grubbs holds a bachelor’s degree in business administration from the University of Missouri.

Qualifications

We believe Mr. Grubbs is qualified to serve on our Board because of his extensive executive, leadership and director experience, his experience as an executive and director of a publicly traded company and because of his expertise in the area of supply chain services (including 3PL).

ROBERT M. KNIGHT, JR.
Age: 62 Anticipated Committees: Compensation
Experience

Mr. Knight served as Chief Financial Officer of Union Pacific Corporation, a transportation company that primarily operates one of the largest railroads in North America, from 2004 until his retirement in 2019. He has also agreed to serve on the Board of Directors of Carrix, Inc. beginning in 2020. Carrix, Inc. is one of the largest privately-held marine and rail terminal operators. Mr. Knight holds a bachelor’s degree in business administration from Kansas State University and an M.B.A. from Southern Illinois University.

Qualifications

We believe Mr. Knight is qualified to serve on our Board because of his experience as an executive of publicly traded companies and because of his knowledge of strategy development and finance in the transportation industry.

MARK B. ROURKE
Age: 55 Director since: 2019
Experience

In 2018, Mr. Rourke was selected by the Board to succeed Christopher B. Lofgren as our Chief Executive Officer and President. He joined Schneider in 1987 as a Service Team Leader. He also previously served as General Manager of Schneider Transportation Management and held a variety of leadership roles at Schneider, including Vice President of Customer Service, Director of Transportation Planning for Customer Service, Midwest Area Service Manager and Director of Driver Training. He served as our President of Truckload Services before being named Chief Operating Officer and Executive Vice President in 2015. Mr. Rourke currently serves on the Board of Directors of U.S. Chamber of Commerce. He holds a bachelor’s degree in marketing from the University of Akron.

Qualifications

We believe that Mr. Rourke is qualified to serve on our Board because of his extensive knowledge and experience in all aspects of our business, and his extensive technical expertise in all aspects of our truckload, intermodal and logistics services.

PAUL J. SCHNEIDER
Age: 46 Anticipated Committees: Corporate Governance
Experience

Mr. Schneider is the managing director of SLK Capital LLC, which he co-founded in 2013 and President of Bay Point Food Group. SLK Capital is a Wisconsin-based business financing company focused on small businesses and Bay Point Food Group provides capital and services to food, beverage, and agribusiness companies. Mr. Schneider also serves on the Board of Trustees of Northwestern University. He holds a bachelor’s degree in economics from Northwestern University, an M.B.A. from The Kellogg School of Management at Northwestern, and a master’s degree in information systems from the University of Wisconsin – Oshkosh.

Qualifications

We believe Mr. Schneider is qualified to serve on our Board due to his deep knowledge of Schneider’s history and its corporate operations, in addition to his business and leadership experience.

DANIEL J. SULLIVAN
Age: 73 Director since: 2009 Committees: Compensation Corporate Governance
Experience

Mr. Sullivan is a Principal of Flyway, LLC, a private investment company. He most recently served as the President and Chief Executive Officer of FedEx Ground from 1998 until 2007. FedEx Ground is a wholly owned subsidiary of FedEx Corporation. From 1996 to 1998, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Caliber System, Inc. In 1995, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Roadway Services. Mr. Sullivan serves as the Chairman of the Board of Directors of Computer Task Group, Inc., a publicly traded IT solutions and staffing services company, and as a member of its audit, compensation, and nominating and governance committees. He has been a member of the Computer Task Group Board of Directors since 2002 and its Chairman since 2014. Mr. Sullivan previously served as a member of the Board of Directors of Pike Electric, Inc. from 2007 to 2014 (Pike Electric was sold in December 2014 to Court Square Capital Partners) and GDS Express Group, Inc. from 2004 to 2009. Mr. Sullivan holds a bachelor’s degree from Amherst College.

Qualifications

We believe that Mr. Sullivan is qualified to serve on our Board because of his extensive leadership and executive experience, his experience as a director of publicly traded companies and because of his operational experience with companies having large and diverse employee workforces across geographic markets.

JOHN A. SWAINSON
Age: 65 Director since: 2019 Committees: Audit
Experience

Mr. Swainson is an investor, board member and Executive Partner of Siris Capital, a New York-based private equity firm. Mr. Swainson is the Executive Chairman of Travelport, Inc. and sits on the boards of Visa, Inc. and Stratus Systems, Inc., as well as the advisory board of Midis Group. Previously, Mr. Swainson was President of the Dell Software group from 2012-2016 and served as a Senior Advisor to Silver Lake, a large technology focused private equity firm. He was formerly on the boards of Broadcom, Inc.; Cadence Design Systems, Inc.; Assurant, Inc.; SecureKey, Inc. and Serena Software, Inc., where he was the Chairman. He was also the Chief Executive Officer and Director of CA Technologies from 2005 to 2010 and held a series of senior leadership roles during a 26-year career at IBM. Mr. Swainson holds a Bachelor’s Degree in Applied Science from the University of British Columbia.

Qualifications

We believe Mr. Swainson is qualified to serve on our Board because of his extensive experience as an executive and director of publicly traded companies.

JAMES L. WELCH
Age: 65 Director since: 2018 Committees: Audit Corporate Governance
Experience

Mr. Welch served as Chief Executive Officer of YRC Worldwide, a $5 billion transportation company providing LTL transportation services throughout North America, from July 2011 until his retirement in April 2018. Mr. Welch served as President and Chief Executive Officer of Dynamex Inc. from 2008 until 2011. Mr. Welch also was President and Chief Executive Officer of Yellow Transportation, a subsidiary of YRC Worldwide, Inc., from 2000-2007. He has served as a member of the board of directors of at SkyWest, Inc. since 2007 and serves on the Audit, Governance and Safety committees. Mr. Welch holds a Bachelor of Science Degree from West Texas A&M University.

Qualifications

We believe Mr. Welch is qualified to serve on our Board because of his experience as an executive and director of publicly traded companies and because of his knowledge of transportation, strategy development and finance.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR (PROPOSAL 1).

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) has been appointed by the Audit Committee to serve as our independent registered public accounting firm for the year ending December 31, 2020. Deloitte has been our independent registered public accounting firm since 2002. The Audit Committee believes that the continued retention of Deloitte is in the best interests of the Company and our shareholders.

As provided in the Audit Committee’s charter, the Audit Committee is directly responsible for the appointment, determination of compensation, retention, oversight, and termination (subject, if applicable, to shareholder ratification) of any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

In determining whether to reappoint Deloitte as our independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with Deloitte, an assessment of the professional qualifications and past performance of the lead engagement partner and Deloitte, and the potential impact of changing independent registered public accounting firms.

The Audit Committee periodically evaluates the performance and independence of Deloitte to determine whether we should continue to retain the firm. To this end, at least annually, Deloitte makes a presentation to the Committee regarding the services it provides, and our Chief Financial Officer provides the Committee with his assessment of the firm’s performance. The members of the Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of our Company and its shareholders.

Although shareholder ratification of Deloitte’s appointment is not required by the Company’s by-laws or otherwise, our Board is submitting the ratification of Deloitte’s appointment for the year 2020 to our shareholders. If our shareholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider whether to retain Deloitte as the Company’s independent registered public accounting firm for the year 2020 but will not be obligated to terminate the appointment. Even if the shareholders ratify the appointment of Deloitte, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in our shareholders’ best interests.

A representative of Deloitte is not expected to attend the Annual Meeting.

Audit and Other Fees Paid to Deloitte & Touche LLP

The fees billed by Deloitte for professional services rendered for 2018 and 2019 are reflected in the following table:

Fee Category	2019 Fees	2018 Fees
Audit Fees	$2,136,276	$2,159,690
Audit-Related Fees	5,685	5,685
Tax Fees	286,557	249,254
All Other Fees	–	–
Total Fees	$2,428,518	$2,414,629

Audit Fees

Audit fees consist of fees for (1) the audits of our annual financial statements for 2018 and 2019 included in our Annual Report on Form 10-K for 2018 and 2019, (2) the review of the interim financial statements included in our Quarterly Reports on Form 10-Q in 2018 and 2019, and (3) the audit of our internal control over financial reporting during 2018 and 2019.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under Audit Fees. The audit-related fees for 2018 and 2019 primarily include due diligence related to acquisitions and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax fees reflect all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel. The tax fees for 2018 and 2019 primarily include services in connection with international and U.S. tax compliance matters.

All Other Fees

Deloitte did not provide any other services during 2018 and 2019.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s charter requires that it pre-approve all audit and non-audit services of our independent registered public accounting firm. The Audit Committee may consult with management in determining which services are to be performed, but may not delegate to management the authority to make these determinations.

All of the services of Deloitte for fiscal years 2018 and 2019 described above were pre-approved by the Audit Committee.

To ratify the appointment of Deloitte as our independent registered public accounting firm, the number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal. Unless otherwise specified, the proxies solicited hereby will be voted to ratify the appointment of Deloitte as our independent registered public accounting firm for 2020.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2020 (PROPOSAL 2).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for the duties set forth in its charter but is not responsible for preparing the financial statements, implementing or assessing internal control over financial reporting or auditing the financial statements. Each member of the Audit Committee is an independent Director as determined by the Board of Directors, based on the NYSE listing standards and the Board’s own Independence Guidelines. Each member of the Committee also satisfies the SEC’s additional independence requirement for members of audit committees. The Board of Directors has determined that each of the independent members of the Committee meets the criteria for “Audit Committee Financial Expert” as defined by SEC rules. The Board of Directors has also determined that all Audit Committee members are financially literate.

As noted previously in this proxy statement, the Committee’s work is guided by a charter, which can be found in the corporate governance section of the Company’s website at https://investors.schneider.com/investors/governance/default.aspx. The Audit Committee has oversight responsibilities set forth in its charter with respect to:

•	Accounting, financial reporting and disclosure processes, and adequacy of systems of disclosure and internal control established by management;
•	Quality and integrity of the Company’s financial statements;
•	Company’s compliance with legal and regulatory requirements;
•	Company’s overall risk management profile;
•	Independent auditor’s qualifications and independence;
•	Performance of the Company’s internal audit function and the independent registered public accounting firm;
•	Performance of the Company’s ethics and compliance function;
•	Preparing this annual Report of the Audit Committee to be included in the Company’s proxy statement.

The Committee’s cybersecurity oversight consists of the Board and Audit Committee each receiving regular updates from senior management, including the CIO, on evolving cybersecurity threats and trends, cybersecurity technologies and solutions deployed internally, major cyber risks areas and threats to the Company, policies and procedures to address those cyber risks and cybersecurity incidents, assessing the adequacy of Company resources, funding and focus for cybersecurity activities, and attendance and participation in educational sessions about cybersecurity risks and threats. In 2019, the Committee confirmed that the internal audit function had reviewed controls pertaining to cybersecurity, was up-to-date on the Company’s resources and competencies (relative to its peers) related to cybersecurity and was committed to including cybersecurity related issues prominently and regularly on the internal audit function’s agenda going forward.

The Audit Committee reviews and reassesses its charter annually, and more frequently as necessary to address any changes in the NYSE corporate governance and SEC rules regarding audit committees, and recommends any changes to the Board for approval.

Management has primary responsibility for preparing the financial statements, establishing, maintaining adequate internal financial controllership, and for the public reporting process. The Company’s Internal Audit function is responsible to independently evaluate the efficiency and effectiveness of the key processes and supporting internal controls over financial reporting established by Management. The Audit Committee-appointed independent registered public accounting firm for the fiscal year ended December 31, 2019, is responsible for auditing the financial statements and expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.

In accordance with the requirements of Sarbanes-Oxley, the related SEC rules and the NYSE Listing Standards, the Company engaged Deloitte & Touche, LLP as the Audit Committee-appointed independent registered public accounting firm for 2019. Deloitte has been the Company’s independent registered public accounting firm since 2002. The Audit Committee provides input on the selection of the audit firm’s lead partner when rotations occur.

In its oversight role over financial reporting, in conjunction with its regular meetings and in separate, private, executive sessions during those meetings, the Committee reviewed and discussed with the Company’s CFO, the Company’s Internal Auditor and Deloitte, the overall scope for the audit of Schneider’s consolidated financial statements for the year ended December 31, 2019 (the “Consolidated 2019 Financial Statements”), the Consolidated 2019 Financial Statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, management judgments and/or accounting estimates and significant issues encountered in the performance of the audit. In this context, the Committee met six times during the fiscal year ended December 31, 2019. The Audit Committee’s review of the Company’s quarterly results or the Consolidated 2019 Financial Statements is not the equivalent of an audit.

The Committee has reviewed with Deloitte matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Committee has discussed various matters with Deloitte related to the audit and the Company’s consolidated financial statements, including critical accounting policies and practices used, the quality, not just the acceptability, of the accounting principles followed, the reasonableness of significant judgments reflected in such financial statements, the clarity of disclosures in the consolidated financial statements, alternative treatments for material items that have been discussed with management, their assessment of Schneider’s internal control over financial reporting and the overall quality of Schneider’s financial reporting and other material written communications between Deloitte and management. The Committee has also received written disclosures and the letter from Deloitte required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with Deloitte its independence from the Company and its management. In addition, the Committee has received written material addressing Deloitte’s internal quality control procedures and other matters, as required by the NYSE listing standards. The Committee understands the need for Deloitte to maintain objectivity and independence in its audit of the Company’s financial statements and internal controls over financial reporting. The Committee has implemented a formal pre-approval process for non-audit fee spending, and it seeks to limit this spending to a level that keeps the core relationship with Deloitte focused on financial statement review and evaluation. The Audit Committee approved all services provided by Deloitte to the Company in 2019.

The Audit Committee annually reviews and assesses the Audit Committee-appointed independent registered public accounting firm. Based on the considerations referred to above, the Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2019 be included in our Annual Report on Form 10-K for 2019, and that retention of Deloitte as the independent registered public accounting firm for the Company for the fiscal year ending December 21, 2020 is in the best interest of the Company and its shareholders. This report is provided by the following independent Directors, who constitute the Committee:

THE AUDIT COMMITTEE

James R. Giertz, Chair

John A. Swainson

James L. Welch

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis, or CD&A, describes our process for determining the compensation and benefits provided to our “named executive officers” in fiscal year 2019.

Our named executive officers for fiscal year 2019 are:

•	Mark B. Rourke – President and Chief Executive Officer
•	Stephen Bruffett – Executive Vice President, Chief Financial Officer
•	David L. Geyer – Executive Vice President, Group President of Transportation and Logistics
•	Shaleen Devgun – Executive Vice President, Chief Information Officer
•	Robert M. Reich – Executive Vice President, Chief Administrative Officer
•	Christopher B. Lofgren – Former President and Chief Executive Officer (until April 2019)

Compensation Philosophy and Principles

The Compensation Committee of the Board of Directors (the “Committee”) believes that the ability to attract, retain and provide appropriate incentives to our leadership, including the named executive officers, is essential to maintain our leading competitive position and promote our long-term success. Accordingly, our executive compensation program is designed to encourage high-performance among our executives and provide powerful retention incentives that promote stability of leadership, particularly of executives who assume a broad span of responsibilities and successfully lead complex business units to market-leading positions in the industry.

The transportation industry is highly competitive, and we compete for executive talent with many companies across various geographies, including companies with significant market capitalizations. The Committee’s philosophy is to maintain compensation programs that are competitive both within the transportation industry and with similarly situated companies from the broader general industry. Each year, the Committee reviews the executive compensation program with respect to (1) external competitiveness and (2) linkage between executive compensation and the creation of shareholder value, and determines what changes, if any, are appropriate.

The overall compensation philosophy of the Company is guided by the following principles:

•	Target compensation levels should be sufficiently competitive to attract and retain key talent. We aim to attract, motivate and retain high-performance talent to achieve and maintain a leading position in our industry. Our target total direct compensation (“TDC”) levels should be competitive with other transportation and general industry alternatives.

•	Actual compensation should relate directly to performance and responsibility. Actual compensation levels should be tied to and vary with performance, both at the company and individual level, in achieving financial, operational and strategic objectives. Differentiated pay for high performers should be proportional to their contributions to our success.
•	Incentive compensation should constitute a significant portion of target total direct compensation. A large portion of each executive’s compensation opportunity should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.
•	Long-term incentive compensation should be closely aligned with shareholders’ interests. Awards of long-term compensation provide incentives to our named executive officers to focus on the Company’s long-range growth and development. Moreover, providing our named executives with a meaningful equity stake in the Company and our stock ownership policy (which requires that a threshold level of ownership be maintained) align management interests with those of our shareholders, and encourages management to focus on driving sustainable long-term performance. See “—Stock Ownership Policy.”

The company’s executive compensation program is designed to reward the achievement of initiatives regarding growth, productivity and people, including:

•	setting, implementing and communicating strategies, goals and objectives to ensure that the Company grows revenues and earnings at attractive rates over the long-term;
•	motivating and exhibiting leadership that aligns the interests of the employees with those of the shareholders;
•	developing a grasp of the competitive environment and taking steps to position the Company for growth and as a competitive force in the industry;
•	constantly renewing the Company’s business model and seeking strategic opportunities that benefit the Company and its shareholders; and
•	implementing a discipline of compliance and focusing on the highest standards of professional conduct and corporate governance.

Process of Setting Compensation

Market Assessment of Target Compensation Levels

In 2018, the Committee engaged FW Cook to perform a competitive market assessment for our named executive officers, including with respect to base salary, annual incentive targets, target cash compensation, long-term incentives and target TDC levels (the sum of base salary, target bonus and long-term incentive grant value). The Committee requested the market assessment to inform target TDC levels for 2019.

The assessment involved a peer group consisting of 14 companies in transportation and logistics industries with revenues generally ranging from approximately 43% to approximately 318% of our revenues and whose median trailing 12-month revenue ($5.0 billion) was similar to our revenue ($4.5 billion). The 2018 peer group was updated from the 2017 peer group to (1) reflect the merger of Knight Transportation, Inc. and Swift Transportation Co. and (2) replace Roadrunner Transportation Systems, Inc., whose market cap was too small for continued inclusion, with Kirby Corporation.

ArcBest Corp.	JB Hunt Transport Services, Inc.	Ryder System, Inc.
Avis Budget Group, Inc.	Kirby Corporation	Werner Enterprises, Inc.
C.H. Robinson Worldwide	Knight-Swift Transportation, Inc.	XPO Logistics
Expeditors Int’l of Washington, Inc.	Landstar System, Inc.	YRC Worldwide
Hub Group, Inc.	Old Dominion Freight Line, Inc.

The above peer group data were supplemented with general industry data from two national surveys to provide additional market reference points, with data size-adjusted based on the revenue responsibility of each named executive officer and to reflect lower margins and market cap-to-revenue ratios among transportation companies relative to general industry companies. In reviewing target TDC levels against the survey data, the Committee considers only the aggregated data provided by the surveys. The identity of the individual companies comprising the survey data is not disclosed to, or considered by, the Committee in its evaluation process. Therefore, the Committee does not consider the identity of the companies comprising the survey data to be material for this purpose.

The Committee believes it is appropriate to consider both peer group data and general industry data in order to remain competitive within the transportation industry as well as with respect to other industries where skills may be easily transferable. The Committee generally considers target TDC levels (and each component thereof) around the 50th percentile of each of the peer group data and survey data as a useful reference in determining the competitiveness of our named executive officers’ target TDC levels. The Committee does not target specific positioning, nor does it use a formulaic approach in determining competitive pay levels. Instead, the Committee uses a range of data as a reference, which is considered in the context of various executive-specific factors, such as tenure, proficiency in role and criticality to the Company.

The Committee reviews our peer group on an annual basis.

Determining Executive Pay

The Committee reviews and approves our Chief Executive Officer’s target TDC level annually. Our Chief Executive Officer does not participate in deliberations relating to his own compensation. The Committee also approves target TDC levels for the other named executive officers, taking into account our Chief Executive Officer’s recommendations. In addition, the Committee considers the results of the Company’s annual advisory vote on executive compensation. This review and approval process occurs in the fall of each year to coincide with our fourth quarter Board meeting with the exception of annual long-term incentive awards, which are approved in January and typically granted in mid-February, after the previous year’s performance results have been finalized and certified by the Committee. Compensation increases and equity award grants are not usually made at other times of the year, except in cases of new hires or promotions.

2019 “Say-on-Pay” Vote

The Committee considers whether Schneider’s executive compensation program is aligned with the interests of Schneider’s shareholders. As part of that review, the Committee considered the fact that 99.9% of the votes cast on Schneider’s “say-on-pay” proposal to approve, on an advisory basis, our named executive officer compensation were cast by shareholders in favor of our proposal at our 2019 Annual Meeting. Accordingly, no significant changes were made to our executive compensation program in response to the 2019 “say-on-pay” vote.

Key Compensation Policies and Programs

Pay for Performance

We believe that a sizeable portion of overall target TDC should be at risk and tied to shareholder value. The Committee takes into account our performance in determining executive compensation, and it designs incentive programs to encourage our growth. The Committee believes that the proportion of compensation at risk should rise as the employee’s level of responsibility increases.

For example, our named executive officers’ annual cash bonuses in recent years have been tied to company-wide performance measures, such as earnings before interest and tax (“EBIT”) and revenue (excluding fuel surcharge) growth (“Revenue Growth”). As the Company’s financial performance improves, executive bonuses will also improve. We also use long-term incentives as tools to reward executives for future financial and stock price performance.

Long-term Incentive Compensation

The Committee awards long-term incentive compensation under the shareholder-approved Schneider National, Inc. 2017 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The Omnibus Incentive Plan allows us to provide equity and cash incentive awards to officers, key employees and directors, thereby aligning their interests with those of our shareholders.

In 2019, we granted three forms of equity awards to our executive officers under the Omnibus Incentive Plan, as follows:

•	nonqualified stock options, representing approximately 25% of the annual long-term incentive grant value opportunity, which vest ratably over a four-year period subject to continued employment or service;
•	performance shares, representing approximately 50% of the annual long-term incentive grant value opportunity, using two performance metrics (compounded EBT growth and average ROC) with a three-year performance period and a maximum of 200% of target; and
•	restricted shares, representing approximately 25% of the annual long-term incentive grant value opportunity, which vest ratably over a four-year period subject to continued employment or service.

In connection with their annual grants, our named executive officers are required to sign the Company’s forms of Non-Compete and Non-Solicitation Agreements which include non-competition, non-solicitation and nondisclosure covenants. All of our named executive officers have signed and returned such agreements for each year in which they have participated in our long-term incentive compensation program.

The Committee also awards annual incentive awards under the Schneider National, Inc. 2017 Management Incentive Plan (the “Management Incentive Plan”), under which annual incentive awards were granted beginning in 2018. The Management Incentive Plan provides general terms and conditions for our annual incentive award program, including provisions relating to administration, eligibility and types of performance measures.

Stock Ownership Policy

The Company has a stock ownership policy, which requires executive officers to hold a multiple of annual base salary in our shares of common stock, supporting alignment with shareholders’ long-term interests. Under the stock ownership policy, our executive officers are required to hold equity with a value equal to the following ownership multiples, which reflect that our more senior executives, who have the greatest ability to impact our success, are required to hold more significant ownership stakes in our company:

Position	Multiple of Base Salary
Chief Executive Officer	6x
Chief Financial Officer	3x
Other Executive Direct Reports to the Chief Executive Officer	2x

Executives must retain 75% of all shares from equity awards (on an after-tax basis, disregarding shares sold to cover any applicable exercise price) until the stock ownership requirement has been satisfied. Shares owned outright, the after-tax value of time-vested restricted shares/units and vested and deferred shares/units count toward satisfaction of the stock ownership policy. Each of our named executive officers has satisfied the applicable requirements of the stock ownership policy by virtue of satisfying the required base salary multiple or otherwise being in compliance with the stock ownership policy.

Clawback Policy

The Company has adopted a formal clawback policy. Under the policy, in the event the Company is required to restate any of its prior financial results due to the Company’s material non-compliance with financial reporting requirements under the securities laws, the Board or an appropriate committee of the Board may direct the Company to recover from any executive officer the amount of certain incentive-based compensation erroneously awarded. Incentive-based compensation subject to the clawback policy includes cash and performance-based equity compensation and excludes restricted shares/units and stock options, which vest based on continued service. The amount of compensation subject to recovery under the policy is the excess of (1) the incentive-based compensation received by the executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement over (2) the amount of incentive-based compensation that otherwise would have been received had it been determined based on the accounting restatement. The Company also has a policy requiring forfeiture of certain deferred long-term cash incentive plan payments upon any executive’s breach of confidentiality obligations, or breach of post-employment non-competition or non-solicitation agreements. Awards granted under the Omnibus Incentive Plan are also subject to any incentive compensation “clawback” rules that may apply to us, as and when applicable laws and regulations become effective.

Anti-Hedging & Anti-Pledging Policies

As described above, we do not permit executive officers or any of our employees or directors (or their family members) to engage in any hedging or pledging transactions with respect to shares of our stock. See “—Corporate Governance—Anti-Hedging & Anti-Pledging Policies.”

Retirement Focus

The Committee believes it is important to use retirement programs that encourage our named executive officers to continue long-term careers with us. For example, our Company maintains a 401(k) plan available to our employees generally, including our named executive officers. The Company makes discretionary contributions to each participant’s account each year based on his or her voluntary contribution amount, eligible compensation and years of service, on the same basis as other plan participants.

2019 Compensation

Summary

Our executive compensation program is tied to the performance of the Company and is structured to ensure that, due to the nature of the business and the degree of competitiveness for executive talent, there is an appropriate balance between:

•	fixed and variable compensation;
•	short-term and long-term compensation; and
•	cash and equity compensation.

Each element of pay is determined and measured by:

•	competitive compensation data;
•	financial, operational and strategic goals;
•	short-term and long-term performance of the Company compared with its peer group; and
•	individual contribution to the success of the Company.

For 2019, the Committee made changes in certain of our named executive officers’ target TDC, as discussed further below, that it believed were necessary to provide each named executive officer with compensation appropriate for his or her position based on the Committee’s review of target TDC levels provided to executives holding equivalent positions in the industry-specific benchmarking peer group (described above) and broader general industry survey data (described above). See “—Process of Setting Compensation— Market Assessment of Target Compensation Levels.” The Committee also believes that payments and awards were consistent with the Company’s financial performance and size, as well as the individual performance of each of the named executive officers, and that target TDC was reasonable.

Elements of 2019 Compensation

Total compensation for the named executive officers consists of one or more of the following components:

•	base salary;
•	cash-based annual incentive awards;
•	equity-based long-term incentive awards;
•	health and welfare benefits; and
•	limited perquisite benefits.

The Committee, with recommendations from management, works to create what it believes is the best mix of these components in delivering target TDC. In making its target TDC decisions annually, the Committee reviews all elements of target TDC separately and in the aggregate. These compensation components are comparable to those of our competitors and peer group.

Determining 2019 Compensation

In its review of target TDC for our executive officers, and in determining the amount and form of incentive awards discussed below, the Committee generally considers several factors. Among these factors are:

•	market information with respect to cash and long-term compensation;
•	the officer’s current target TDC levels;
•	annual bonus and other compensation;
•	the officer’s responsibilities and performance during the calendar year; and
•	our overall performance during prior calendar years and our future objectives and challenges.

At transportation companies, generally the largest elements of executive compensation are paid in the form of short- and long-term incentives. Compensation mix and industry profitability vary as the industry faces many risk factors, such as those associated with the economy, safety and fuel prices.

The Committee generally determines bonus targets and long-term incentive awards based on each employee’s relevant market data, considering individual performance and experience. In 2018, FW Cook, the Committee’s independent compensation consultant, prepared a market review of the Company’s executive compensation program. The results of the study included observations about the competitiveness of 2018 target TDC levels, which informed potential adjustments for 2019.

The FW Cook market assessment in 2018 indicated that the target TDC levels for our executive officers at the time of the assessment1, consisting of the individual elements discussed below under “2019 Compensation,” were, in the aggregate, within a range of +/-15% of the peer group proxy and survey medians. These results indicate overall alignment with our compensation philosophy to provide competitive target TDC levels to our executive officers, taking into consideration target TDC levels around the 50th percentile of each of the peer group and survey data, generally. The Committee further believed that our payments and awards to our executive officers for 2019 were consistent with our financial performance and size, as well as the individual performance of each of the named executive officers, and that each executive officer’s target TDC was reasonable.

The Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the individual performance of our executive officers. The Committee considers actual results against deliverables and also bases its compensation decisions for the executive officers on:

•	leadership;
•	the execution of business plans;
•	strategic results;
•	operating results;
[1]	Our executive officers at the time of the assessment were Christopher B. Lofgren, Mark B. Rourke, Stephen L. Bruffett, Shaleen Devgun, Paul J. Kardish and Steven J. Matheys.

•	growth in profitability;
•	size and complexity of the business;
•	experience;
•	strengthening of competitive position;
•	analysis of competitive compensation practices; and
•	an assessment of our performance.

Where possible, the above criteria were compared with our peer group, taking into account the Chief Executive Officer’s input for his direct reports. For our Chief Executive Officer, the above criteria were compared with our peer group, taking into account input from members of the Committee and Board. Our Chief Executive Officer did not participate in any of the Committee’s deliberations regarding his own compensation.

In October 2018, the Board selected Mark B. Rourke to succeed Christopher B. Lofgren as President and Chief Executive Officer. To assist with an orderly transition, Dr. Lofgren continued to serve as President and Chief Executive Officer until his retirement in April 2019. Accordingly, Mr. Rourke’s compensation for 2019 was set in the fall of 2018 based on his position as Chief Operating Officer and was revised in April 2019 as further described below, consistent with the Committee’s philosophy, methodology and practices described above, to reflect his promotion to President and Chief Executive Officer.

Base Salary

The Committee believes that competitive levels of cash compensation, together with equity-based and other incentive programs, are necessary for motivating and retaining the Company’s executives. Salaries provide executives with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salaries are evaluated annually for all the named executive officers. Generally, base salaries are not directly related to specific measures of corporate performance, but are determined by the relevance of experience, the scope and complexity of the position, current job responsibilities, retention and relative salaries of the peer group members. The Committee may elect not to increase a named executive officer’s annual salary, and has so elected in prior years. However, if warranted, the Committee may increase base salary where a named executive officer takes on added responsibilities or is promoted.

In determining annual base salary rates for 2019, the Committee made changes to the base salary rate for each named executive officer, excluding Dr. Lofgren. The Committee believed such changes were necessary to provide the named executive officer with target TDC appropriate for his respective peer group and position based on the FW Cook market assessment prepared in 2018. Accordingly, the Committee modified the base salary rate for each of our named executive officers (excluding Dr. Lofgren) as follows:

Executive	Effective Date	Adjustment	% Increase
Mark B. Rourke	4/29/2019	$575,000 to $725,000	26.1%
Stephen L. Bruffett	2/1/2019	$475,000 to $500,000	5.3%
David L. Geyer	4/29/2019	$375,000 to $425,000	13.3%
Shaleen Devgun	2/1/2019	$350,000 to $400,000	14.3%
Robert M. Reich	4/29/2019	$300,000 to $330,000	10%
Christopher B. Lofgren	–	–	–

Annual Incentive Awards

Target Annual Incentive Opportunities

The Committee considers several factors when approving each executive’s target annual incentive opportunity at the outset of the year, including our overall median philosophy, peer group and survey market data, prior year targets, the recommendation of the Chief Executive Officer (other than for himself) and any other executive-specific factors that it deems relevant. Our target annual incentive opportunities are expressed and considered as a fixed dollar amount rather than a percentage of base salary, because by avoiding the direct flow-through impact of changes in base salary on the annual incentive opportunity, the Committee has greater flexibility to manage the magnitude and mix of the various elements of target TDC.

In determining target annual incentive opportunities for 2019, the Committee made changes to the target annual incentive opportunities that it believed were necessary to provide each named executive officer with target TDC appropriate for his or her respective peer group and position based on the FW Cook market assessment prepared in 2018. Accordingly, the Committee modified our named executive officers’ annual bonus targets for 2019 as follows:

	2018 Target Annual Incentive ($)	2019 Target Annual Incentive ($)	Percentage Change
Mark B. Rourke	$575,000	$845,000	46.9%
Stephen L. Bruffett	$425,000	$475,000	11.8%
David L. Geyer	–	$300,000	–
Shaleen Devgun	$165,000	$275,000	66.7%
Robert M. Reich	–	$200,000	–
Christopher B. Lofgren*	$900,000	$900,000	–
*	Dr. Lofgren’s 2019 annual incentive award was forfeited upon his retirement in April 2019.

Annual Incentive Performance Goals

For our 2019 annual incentive program, and similar to prior years, the Committee adopted a program design that provided for awards to our named executive officers which are contingent on our performance as measured by two performance metrics measured over 2019: Revenue Growth and income before income taxes plus total other expenses (EBIT), weighted 15% and 85%, respectively. The Committee selected these performance metrics because they believed that these metrics were the key drivers of short-term value creation for our shareholders. For each metric, the Committee determines goals for the threshold, target and maximum level of performance achievement. In addition to the Revenue Growth and EBIT metrics, the program requires that the Company attain a minimum overall return on capital of 8% and in order for the portion of Revenue Growth to be awarded, EBIT must meet a minimum threshold of 50% of the target.

•	Revenue Growth: The portion of a named executive officer’s 2019 bonus relating to Revenue Growth goals (i.e., 15% of the 2019 bonus) may range between 0% and 200% of target. Performance at or below the threshold level of the Revenue Growth goal would result in no payout for that portion of the bonus. Achievement above the threshold level of the Revenue Growth goal would result in a payout determined by linear interpolation between threshold and maximum performance.
•	EBIT: With respect to the portion of a named executive officer’s 2019 bonus relating to EBIT goals (i.e., the remaining 85% of the 2019 bonus), achievement of EBIT threshold, target and maximum performance results in a payout of 50%, 100% and 200% of target, respectively, with linear interpolation between threshold and target, and target and maximum performance. Performance below the threshold level of the EBIT goal would result in no payout for that portion of the bonus.

We generally anticipate that, once approved by the Committee, the annual incentive plan metrics and goals will remain fixed and that our executives’ annual incentive bonuses will be determined by the Company’s performance measured relative to the approved plan metrics and goals. The Committee, however, reserves the right to adjust payouts or performance goals based on non-recurring transactions or other extraordinary or unforeseen circumstances which have a significant impact on the Company’s actual financial performance.

The following table outlines the approved threshold, target and maximum performance achievement levels, actual 2019 performance and the corresponding payouts as a percentage of target. The Committee deemed the goals which were set at the time to be rigorous, but achievable, and based on customer freight trends, strategies for growth and controlling costs, and corporate strategies to maximize shareholder return.

		2019 Annual Incentive Performance Goals* (000)
		Threshold	Target	Maximum	Actual Performance	Payout (% of Target)
Performance Metrics	Weighting	(Revenue Growth: 0% of Target Payout if at or below Threshold; EBIT: 50% of Target Payout at Threshold)	(100% of Target Payout)	(200% of Target Payout)		(Unweighted)	(Weighted)
Revenue Growth	15%	$198,400	$330,667	$462,934	$–173,290	0%	0%
EBIT	85%	$336,000	$420,000	$588,000	$306,060	0%	0%
Total	100%						%
*	Linear interpolation applies between threshold and target and target and maximum performance levels. The slope of the payout line can be expressed as: for each +1% change in achievement, the payout changes +2.5%.

Because our actual 2019 performance fell below the threshold level of performance for the annual incentive award, no annual incentive awards were earned by any named executive officer for 2019. Our 2019 performance was assessed by the Committee against the performance levels indicated above, except that the Committee exercised discretion and, for purposes of assessing our 2019 performance for annual incentive purposes, adjusted our actual 2019 EBIT to exclude the negative effects of a goodwill impairment charge associated with the discontinuation of our First to Final Mile (“FTFM”) service offering and for FTFM shutdown costs in the aggregate amount of $98.3 million.

Long-Term Incentive Awards

2015-2019 Long-Term Cash Awards

From 2013-2016, we granted long-term incentives to our executive officers in the form of annual long-term cash awards under the Omnibus Incentive Plan. Likewise, the Committee adopted a program design that provided for awards which are contingent on our performance as measured by two performance metrics, measured over a five-year period: compounded net income growth (generally determined on the basis of GAAP, subject to the adjustment described in the footnote to the table below) and average return on capital ( “ROC”). The Committee selected these performance metrics were selected because they believed that these metrics were the key drivers of long-term value creation for our shareholders. While each grant is expressed as a fixed dollar amount at target, the actual amount earned could range from 0% of target to 250% of target, depending on our performance relative to the two pre-established performance metrics. The performance metrics were not assigned fixed weights in determining the amount earned; rather, the amount earned is determined based on an approved performance matrix where a 1% change in the achievement of either metric would change the payout percentage by 10%. The awards were subject to continued employment with us and compliance with the terms of certain restrictive covenants. Vested awards were to be paid out 90 days following completion of the five-year performance period, or on a subsequent deferral date elected by the executive pursuant to our 2005 Supplemental Savings Plan. See “—2018 Nonqualified Deferred Compensation—Supplemental Savings Plan.” Individuals who terminated employment due to death, disability, an eligible retirement or a change in control during the performance period would have been eligible to receive a pro-rata portion of the cash award.

The five-year performance period for the long-term cash awards granted in 2015 was completed in 2019. The performance goals and actual performance determined using the matrix described above were as follows:

2015-2019 Long-Term Cash Award Performance Goals
Performance Metrics	Threshold	Target	Maximum	Actual Performance*	Payout (% of Target)**

5 Year Compounded Net Income Growth	3%	8%	23%	6%	78%
5 Year Average ROC	10%	15%	30%	14.8%
*	We adjusted our calculation of actual performance to account for the change in tax rate of 39.7% applied to EBT to get to net income growth pro forma. No other adjustments were made to the actual performance.
**	The performance metrics were not assigned fixed weights in determining the amount earned; rather, the amount earned is determined based on an approved performance matrix where a 1% change in the achievement of either metric changed the payout percentage by 10%. The threshold percentages in the table above reflect the lowest point in the payout matrix where a payment is possible, assuming the lowest possible performance for the other metric. The maximum percentages reflect the performance level required to earn a maximum payout, assuming the other metric performs at target.

The amounts earned by our named executive officers based on these performance results are reflected below in the 2019 Summary Compensation Table in the column titled “Non-Equity Incentive Compensation.”

2017-2019 Performance Share/Unit Award

In 2017, we granted long-term incentives to our executive officers in the form of restricted performance shares/units under the Omnibus Incentive Plan. Payout under these awards was contingent on our performance as measured by two performance metrics, measured over a three-year period: compounded net income growth (generally determined on the basis of GAAP, subject to the adjustment described in the footnote to the table below) and average return on capital (which we refer to as “ROC”). These performance metrics were selected because they represent the key drivers of value creation in the transportation industry. While each grant is expressed as a fixed number of shares, the actual amount earned could range from 0% of target to 200% of target, depending on our performance relative to the two pre-established performance metrics. The performance metrics were not assigned fixed weights in determining the amount earned, but each of them would affect the amount based on a an approved performance matrix in which a 1% change in the achievement of either metric would change the payout percentage by 10%. The awards were subject to continued employment with us and compliance with the terms of certain restrictive covenants. Upon final performance achievement certification by the Committee, earned shares were to be paid out by the last business day in February following completion of the three-year performance period. Individuals who terminated employment due to death, disability, or a change in control during the performance period would have been eligible to receive the entire portion of the earned performance award. Individuals who terminated employment due to an eligible retirement would have been eligible to receive a pro-rata portion of the earned performance award.

The three-year performance period for the restricted performance shares/units awards granted in 2017 was completed in 2019. The performance goals and actual performance determined using the approved performance matrix described above were as follows:

2017-2019 Restricted Performance Shares/Units Awards Performance Goals
Performance Metrics	Threshold	Target	Maximum	Actual Performance*	Payout (% of Target)**

3 Year Compounded Net Income Growth	3%	8%	18%	1.9%	0%
3 Year Average ROC	11%	16%	26%	13.1%
*	We adjusted our calculation of actual performance to account for the change in tax rate of 39.7% applied to EBT to get to net income growth pro forma. No other adjustments were made to the actual performance.
**	The performance metrics were not assigned fixed weights in determining the amount earned, but each of them affected the amount based on an approved performance matrix in which a 1% change in the achievement of either metric changed the payout percentage by 10%. The threshold percentages in the table above reflect the lowest point in the payout matrix where a payment is possible, assuming the lowest possible performance for the other metric. The maximum percentages reflect the performance level required to earn a maximum payout, assuming the other metric performs at target.

Because metrics fell below the required threshold performance, no payouts were earned by any named executive officer for the 2017-2019 restricted performance award.

2019 Long-Term Incentive Awards

The Committee maintained the same LTI program design for 2019 that was effective in 2018. Each of our named executive officers received three forms of equity awards under the Omnibus Incentive Plan, as follows:

•	nonqualified stock options, representing approximately 25% of the annual long-term incentive grant value opportunity, which will vest ratably over a four-year period subject to continued employment or service;
•	performance shares, representing approximately 50% of the annual long-term incentive grant value opportunity, utilizing two pre-established performance metrics (compounded EBT growth and ROC) with a three-year performance period and a maximum of 200% of target; and
•	restricted shares, representing approximately 25% of the annual long-term incentive grant value opportunity, which will vest ratably over a four-year period subject to continued employment or service.

For additional information on the terms of these awards relating to termination of employment and change of control, please see below under “Executive Compensation Tables and Narrative – Potential Payments upon Termination or Change in Control.”

The Committee decided to use these three forms of awards based on recommendations from FW Cook and the Committee’s desire to align the incentives of our named executive officers with the interests of our shareholders and provide a mix of long-term performance-based and retention-focused awards. The Committee also considered the tax and accounting treatment of these forms of awards and their widespread use among companies with whom we compete for talent.

The Committee determined the target value of each named executive officer’s total long-term incentive award with reference to their other elements of compensation and to target TDC levels around the 50th percentile of our peer group and survey data. In determining long-term incentive awards, our Committee made changes to the target long-term incentive opportunities for each named officer, excluding Dr. Lofgren. The Committee believed these changes were necessary to provide the named executive officer with target TDC appropriate for his respective peer group and position based on the FW Cook market assessment prepared in 2018.

The total target grant date fair value of each named executive officer’s 2019 long-term incentive award, and the actual grant date fair values of each type of award (at target performance, in the case of the performance shares), is set forth below.

	Total LTI Target* Value ($)	Grant Date Fair Value of Stock Options ($)	Grant Date Fair Value of Performance Shares ($)	Grant Date Fair Value of Restricted Shares ($)
Mark B. Rourke	2,430,000	607,502	1,214,998	607,499
Stephen L. Bruffett	1,025,000	256,249	512,490	256,257
David L. Geyer	675,000	168,748	337,489	168,756
Shaleen Devgun	425,000	106,248	212,495	106,259
Robert M. Reich	370,000	92,501	184,989	92,506
Christopher B. Lofgren**	2,880,000	722,000	1,444,000	722,000
*	The target value differs from the actual grant date fair value due to the timing of the grants and the rounding of the individual award components to whole shares.
**	Dr. Lofgren’s 2019 long-term incentive award was forfeited upon his retirement in April 2019.

The number of shares subject to each award is indicated below in the Grants of Plan-Based Awards for 2019 table. All participants who received long-term incentive awards in 2019 have executed restrictive covenant agreements containing non-competition, non-solicitation and nondisclosure restrictions.

Deferred Compensation

The Company maintains the 2005 Schneider National, Inc. Supplemental Savings Plan, a deferred compensation plan for its named executive officers. Under this plan, the officer may elect on an annual basis to defer up to 90% of his or her salary and/or bonus. In addition, the plan provides for continuation of Company contributions in excess of that otherwise permitted under the qualified retirement plan. This plan assists key employees in planning for retirement. The Company pays interest equal to the rate on a treasury bill with 7 years remaining to maturity plus one percent, which was 3.97% for 2019 and is reset each December 1st. This plan is unfunded, and any amounts are considered a general liability of the Company.

Retirement, Health and Welfare Benefits

The Company provides benefits such as medical, dental, vision and life insurance, short-term and long-term disability coverage, relocation benefits, and 401(k) and other retirement plan opportunities to all eligible employees, including the named executive officers. The Company pays for basic life insurance coverage up to $1,000,000 and long-term disability coverage up to $20,000 per month. In accordance with SEC rules, the value of these benefits is not included in the 2019 Summary Compensation Table, because they are available to all employees on a nondiscriminatory basis.

The Company matches employee contributions to the 401(k) plan up to a designated maximum amount and provides a retirement contribution dependent on years of service. In the case of the named executive officers and other highly compensated employees, the Company’s retirement contribution is made in taxable cash in order to pass certain IRS nondiscrimination tests pertaining to the retirement plan. Further, the Company provides up to 18 months of post-retirement medical coverage to retirees who (i) are not employed by us as drivers at the time of retirement, (ii) have at least 20 years of service with the Company, (iii) retire after age 62 and (iv) are not entitled to Medicare. This benefit is in addition to the 18-month period required under the Consolidated Omnibus Budget Reconciliation Act of 1985 (known as “COBRA”) and is at the retiree’s sole cost.

The Company also provides vacation, sick leave and other paid holidays to employees, including the named executive officers, which are comparable to those provided at other transportation companies. The company’s commitment to provide employee benefits is due to our recognition that the health and well-being of our employees contribute directly to a productive and successful work life that produces better results for the Company and for its employees.

Personal Benefits and Perquisites

We offer an annual executive physical benefit to our named executive officers and other direct reports to the Chief Executive Officer. In addition to the cost of the physical itself, the benefit covers ordinary and necessary travel, meals and lodging in connection with the physical. We also occasionally permit limited personal use of our Company aircraft by our executive officers to reduce their travel time and allow them to devote more time to work duties or, with approval from our Chief Executive Officer, to respond to emergency or other urgent situations. We do not provide gross-up payments for any taxes owed by the executives in connection with any of these benefits. The aggregate incremental cost of these benefits is reported in the “All Other Compensation” column of the 2019 Summary Compensation Table. We do not provide any other personal benefits or perquisites to our named executive officers.

Termination and Change-in-Control Benefits

We do not have employment agreements or pre-established severance agreements with any of our named executive officers.

According to their terms, outstanding long-term incentive awards held by our named executive officers include provisions whereby they may become immediately vested, in whole or in part, upon certain termination of employment scenarios or upon a “change in control” if a qualified termination of employment also occurs, otherwise, a “double trigger” is in place with respect to a “change in control.” See “—Potential Payments upon Termination or Change in Control.” We believe that such protections help create an environment where key executives are able to take actions in the best interest of the Company without incurring undue personal risk, and foster management stability during periods of potential uncertainty.

Retention Credits

The Committee occasionally grants mandatorily deferred time-based cash “Retention Credits,” which typically vest in 20% increments over a five-year period based on continued employment. Vested Retention Credits are paid out in March following the second anniversary of the date of the employee’s termination of employment, provided the employee has not violated the terms of his or her Non-Compete, Non-Disclosure or Non-solicitation agreements. These awards are intended to enhance the retentive aspects of executive compensation, to provide deferred compensation and to incentivize compliance with post-employment restrictive covenants. The Committee has not granted any Retention Credits to our named executive officers since 2013. Any Retention Credits previously granted to our named executive officers that vested in 2019 are shown in the 2019 Summary Compensation Table in the column “All Other Compensation.”

Tax Deductibility; Section 162(m)

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” Prior to the passage of the 2017 Tax Cuts and Jobs Act, performance-based compensation paid to our “covered employees,” such as annual cash incentives and performance-based shares/units, was generally excluded from this $1 million deduction limit. As a result of changes in the tax law, this previously-available exclusion for performance-based compensation is generally no longer available after 2018. The Compensation Committee considers tax deductibility as one of many factors in determining executive compensation, including the impact of these tax law changes. However, the Compensation Committee retains discretion to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company and to modify compensation that was initially intended to be tax deductible if it determines that such modifications are consistent with Schneider’s business needs. Thus, executive compensation arrangements may not be tax deductible or, if initially intended to be tax deductible, may not actually receive this treatment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019.

THE COMPENSATION COMMITTEE

Robert W. Grubbs, Chair

Norman E. Johnson

Daniel J. Sullivan

Executive Compensation Tables and Narrative

2019 Summary Compensation Table

The following table includes information concerning compensation paid to or earned by our named executive officers for the years indicated.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non- Equity Incentive Plan Compen- sation ($) (4)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings ($) (5)	All Other Compen- sation ($) (6)	Total With Long- Term Cash ($)	Total Without Long- Term Cash ($) (7)
Mark B. Rourke	2019	675,000	1,822,497	607,502	532,740	1,418	103,568	3,742,725	3,209,985
President and CEO	2018	572,917	899,945	300,004	2,342,973	3,879	65,162	4,184,879	2,627,879
	2017	550,000	787,503	262,495	1,971,332	10,800	147,172	3,729,302	1,999,302
Stephen L. Bruffett	2019	497,917	768,747	256,249	0	1	29,977	1,552,890	1,552,890
EVP - CFO	2018	320,321	749,989	250,010	580,936	0	120,250	2,021,506	2,021,506
David L. Geyer	2019	408,333	506,245	168,748	195,000	345	46,694	1,325,366	1,130,366
EVP - Group President, Transportation & Logistics
Shaleen Devgun	2019	395,833	318,754	106,248	78,000	17	33,255	932,107	854,107
EVP - CIO	2018	347,083	1,224,265	74,750	338,040	32	26,543	2,010,714	1,898,214
Robert M. Reich	2019	327,500	277,495	92,501	58,500	24	50,237	806,256	747,756
EVP - CAO
Christopher B. Lofgren	2019	256,667	2,166,000	722,000	1,549,080	4,542	12,926	4,711,215	3,162,135
Former President and CEO	2018	770,000	2,166,047	722,014	5,698,718	12,510	128,169	9,497,458	5,028,958
	2017	770,000	2,165,345	721,797	5,507,022	35,096	124,716	9,323,976	4,358,976

(1)	Salary amounts shown above are reported as gross earnings (i.e., gross amounts before taxes and applicable payroll deductions), and as such, may include amounts transferred into our nonqualified deferred compensation plan, our 401(k) plan or both. Salary amounts shown above take into account increases in annual base salary rates, following the effective date of such increase. See “--2019 Compensation - Base Salary.”
(2)	Amounts reflect the grant date fair value of our restricted share awards and our performance share awards, determined in accordance with the applicable accounting guidance for equity-based awards. See Note 13 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the Year Ended December 31, 2019 for an explanation of the methodology and assumptions used in the FASB ASC Topic 718 valuations. In the case of our performance share awards, the grant date fair value shown in the table is based upon the probable outcome of the performance conditions. The target values of the 2019 performance share awards at the grant date based on the probable outcome of the performance conditions are as follows: Mr. Rourke, $1,214,998; Mr. Bruffett, $512,490 Mr. Geyer, $337,489; Mr. Devgun, $212,495; Mr. Reich, $184,989; and Dr. Lofgren, $1,444,000. Dr. Lofgren’s restricted share award and performance share award were subsequently forfeited upon his retirement in April 2019.
(3)	Amounts reflect the grant date fair value of our stock option awards, determined in accordance with the applicable accounting guidance for equity-based awards. See Note 13 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the Year Ended December 31, 2019 for an explanation of the methodology and assumptions used in the FASB ASC Topic 718 valuations. Dr. Lofgren’s stock option award was subsequently forfeited upon his retirement.
(4)	2019 amounts represent an annual bonus earned for 2019 service, which was paid in early 2020, as well as amounts earned in 2019 under the long-term cash awards granted in 2015, which had a five-year performance period. No annual bonus amounts were paid to any of the named executives. The long-term cash award amounts were as follows: Mr. Rourke, $532,740; Mr. Bruffett, $0; Mr. Geyer, $195,000; Mr. Devgun, $78,000; Mr. Reich, $58,500; and Dr. Lofgren, $1,549,080. Amounts shown represent gross earnings (i.e., gross amounts before taxes and applicable payroll deductions), and as such, may include amounts transferred into our nonqualified deferred compensation plan, our 401(k) plan or both.
(5)	Reflects the amount of earnings under our nonqualified deferred compensation arrangements that exceeds 120% of the applicable federal long-term rate.
(6)	Further details on the “All Other Compensation” column for fiscal year 2019 are provided in the following table.
(7)	The amounts shown above represent the total compensation received by our named executive officers without the effect of payments received pursuant to our pre-IPO long-term cash awards. In connection with our transition from a privately-held to a publicly-traded company, we have discontinued granting these awards.

Components of All Other Compensation for 2019

	Perquisites		Retirement Contributions
Name	Executive Physical ($) (a)	Personal Use of Company Jet ($) (b)	401(k) Company Match ($)	Taxable Cash Contribution ($) (c)	Company SSP Contributions ($) (d)	Total ($)
Mark B. Rourke	2,791	4,650	8,400	16,800	70,927	103,568
Stephen L. Bruffett	0	0	8,400	5,600	15,977	29,977
David L. Geyer	0	0	8,400	16,800	21,494	46,694
Shaleen Devgun	0	0	8,400	11,200	13,655	33,255
Robert M. Reich	8,275	0	8,370	16,800	16,792	50,237
Christopher B. Lofgren	4,526	0	8,400	0	0	12,926
(a)	Represents costs to the company for the executive physical benefit and affiliated travel, meals, and lodging. The cost of travel associated with the executive physical using the Company aircraft was calculated as described in footnote (b) below.

(b)	Represents the aggregate incremental pre-tax cost to us for personal use of the Company aircraft, calculated as the hourly variable rate charged by our management company multiplied by the number of hours attributable to personal use. The hourly variable rate charged by our management company is intended to take into account the incremental cost of fuel, trip-related maintenance, crew travel expenses, landing fees and other variable costs attributable to the use of the aircraft. Because the Company aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage.
(c)	Represents a taxable cash retirement contribution for 2019, which could not be contributed to the named executive officer’s 401(k) account due to limitations under the Code with respect to nondiscrimination testing of our 401 (k) plan.
(d)	Represents contributions for 2019 made in early 2020.

Grants of Plan-Based Awards Table for 2019

The following table summarizes awards made to our named executive officers during 2019.

Name	Grant Date	Compen- sation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($) (2)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark B. Rourke				755,000	1,510,000
	2/15/19	1/28/19				2,613	26,132	52,264				599,991
	2/15/19	1/28/19							13,066			299,995
	2/15/19	1/28/19								39,474	$22.96	300,002
	4/29/19	4/29/19				2,930	29,300	58,600				615,007
	4/29/19	4/29/19							14,650			307,504
	4/29/19	4/29/19								48,887	$20.99	307,499
Stephen L. Bruffett				475,000	950,000
	2/15/19	1/28/19				2,232	22,321	44,642				512,490
	2/15/19	1/28/19							11,161			256,257
	2/15/19	1/28/19								33,717	$22.96	256,249
David L. Geyer				291,667	583,334
	2/15/19	1/28/19				1,470	14,699	29,398				337,489
	2/15/19	1/28/19							7,350			168,756
	4/29/19	4/29/19								26,828	$20.99	168,748
Shaleen Devgun				275,000	550,000
	2/15/19	1/28/19				926	9,255	18,510				212,495
	2/15/19	1/28/19							4,628			106,259
	2/15/19	1/28/19								13,980	$22.96	106,248
Robert M. Reich				200,000	400,000
	2/15/19	1/28/19				806	8,057	16,114				184,989
	2/15/19	1/28/19		‘					4,029			92,506
	4/29/19	4/29/19								14,706	$20.99	92,501
Christopher B. Lofgren (3)				900,000	1,800,000
	2/15/19	1/28/19				6,289	62,892	125,784				1,444,000
	2/15/19	1/28/19							31,446			722,000
	2/15/19	1/28/19								95,000	$22.96	722,000
(1)	Actual amounts earned in respect of annual bonus grants shown here are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “--2019 Summary Compensation Table.”

(2)	Awards under our 2019 annual incentive program may be achieved at 0% if neither the revenue (excluding fuel surcharge) growth goal nor the EBIT threshold goal is achieved. See “--2019 Compensation - Annual Incentive Awards.” Accordingly, no amounts are shown for annual bonus awards under the “Threshold” column. If the revenue (excluding fuel surcharge) growth goal is not achieved, but the EBIT threshold goal is achieved, the annual bonus payout would equal: Mr. Rourke, $320,875; Mr. Bruffett, $201,875; Mr. Geyer, $123,958; Mr. Devgun, $116,875; Mr. Reich, $85,000; and Dr. Lofgren, $0.
(3)	Dr. Lofgren’s annual incentive award and annual equity awards were forfeited upon his retirement in April 2019.

Material Terms and Conditions of 2019 Omnibus Incentive Plan Awards

The following narrative describes the material terms and conditions of the incentive awards reported in our 2019 Summary Compensation Table and Grants of Plan-Based Awards for 2019 Table. See “—2019 Summary Compensation Table.”

Annual Bonuses. A target cash incentive award contingent on the achievement of performance goals relating to Revenue Growth and EBIT for 2019. Payouts may range from 0% to 200% of target, depending on the level of achievement. Additional detail is provided above under “Annual Incentive Awards.”

Nonqualified Stock Options. Options to purchase shares of our Class B common stock that vest and become exercisable ratably over a four-year period, subject to continued employment with us through each vesting date, with limited exceptions for a termination of employment due to death or disability, an eligible retirement or a change in control.

Performance Shares. Shares of our Class B common stock that are contingent on the achievement of specified performance goals relating to compounded EBT growth and average ROC over a three-year performance period as well as on continued service through the vesting date, with limited exceptions. The number of shares earned may range from 0% to 200% of the target number. Dividends are earned and paid only to the extent the shares are earned at the end of the performance period.

Restricted Shares. Restricted shares of our Class B common stock vest ratably over a four-year period, subject to continued employment with us through each vesting date, with limited exceptions for a termination of employment due to death or disability, an eligible retirement or a change in control. Dividends are accrued during the vesting period but are earned only to the extent the restricted shares are earned.

Outstanding Equity Awards at 2019 Year-End

The following table sets forth certain information with respect to outstanding equity awards held by the named executive officers as of December 31, 2019.

Name		Option Awards				Stock Awards
	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3) (4)
Mark B. Rourke	2019	0	39,474	22.96	2/15/2029	13,066	285,100	2,613	57,020
	2019	0	48,887	20.99	4/29/2029	14,650	319,663	2,930	63,933
	2018	8,380	25,140	26.81	2/15/2028	8,391	183,092	22,380	488,321
	2017	20,604	20,604	19.00	4/5/2027	6,908	150,733	2,763	60,292
Stephen L. Bruffett	2019	0	33,717	22.96	2/15/2029	11,161	243,533	2,232	48,704
	2018	6,914	20,742	26.37	4/29/2028	7,110	155,140	18,961	413,729
David L. Geyer	2019	0	26,828	20.99	4/29/2029	7,350	160,377	1,470	32,073
Shaleen Devgun	2019	0	13,980	22.96	2/15/2029	4,628	100,983	926	20,194
	2018	2,088	6,264	26.81	2/15/2028	39,391	859,512	5,577	121,679
	2017	5,874	5,874	19.00	4/5/2027	1,968	42,942	788	17,185
Robert M. Reich	2019	0	14,706	20.99	4/29/2029	4,029	87,913	806	17,580
Christopher B. Lofgren	2018	20,168	60,504	26.81	2/15/2028	14,273	311,437	23,400	510,588
	2017	56,656	56,656	19.00	4/5/2027	15,100	329,482	5,945	129,720
(1)	These stock options were granted ten years prior to the expiration dates indicated and become vested and exercisable in equal annual installments on each of the first four anniversaries of March 15, subject to continued employment through the applicable vesting date.
(2)	These awards of restricted shares vest in equal annual installments over three or four years, subject to continued employment through the applicable vesting date. The vesting dates for the awards are listed below:
Name	Vesting Date	No. of Shares
Mark B. Rourke	3/13/2020	13,181
	3/15/2021	13,181

Name	Vesting Date	No. of Shares
	3/15/2022	9,725
	3/15/2023	6,928
Stephen L. Bruffett	3/13/2020	5,161
	3/15/2021	5,160
	3/15/2022	5,160
	3/15/2023	2,790
David L. Geyer	3/13/2020	1,838
	3/15/2021	1,838
	3/15/2022	1,837
	3/15/2023	1,837
Shaleen Devgun	3/13/2020	2,838
	3/15/2021	2,838
	3/15/2022	1,854
	3/15/2023	19,807
	3/15/2024	18,650
Robert M. Reich	3/13/2020	1,008
	3/15/2021	1,007
	3/15/2022	1,007
	3/15/2023	1,007
Christopher B. Lofgren	3/13/2020	6,410
	3/15/2021	16,230
	3/15/2022	6,733
(3)	Market values are based on the closing price of a Class B share equal to $21.82 as of December 31, 2019, the last trading day of 2019.
(4)	Performance share/unit awards vest upon determination of performance at the end of the 2017-2019 performance period for 2017 grants, at the end of the 2018-2020 performance period for 2018 grants, and at the end of the 2019 - 2021 performance period for 2019 grants. The number and value of the performance shares/units assume performance at the following levels: threshold for 2019 grants, target for 2018 grants, and threshold for 2017 grants. All shares/units awarded under the 2017 performance grants were subsequently forfeited.

Option Exercises and Stock Vested in 2019

The following table presents information about each stock option exercise and vesting of stock during the fiscal year ended December 31, 2019 for each of the named executive offers on an aggregated basis.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Mark B. Rourke	0	0	6,251	135,584
Stephen L. Bruffett	0	0	2,370	51,405
David L. Geyer	0	0	5,524	119,816
Shaleen Devgun	0	0	1,681	36,461
Robert M. Reich	0	0	2,406	52,186
Christopher B. Lofgren	0	0	0	0
(1)	The value realized on vesting is based on the closing stock price on March 15, 2019 (the vesting date) of $21.69.

2019 Non-Qualified Deferred Compensation

Name		Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)(3)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)(5)
Mark B. Rourke	SSP		70,927	13,981	0	439,487
	Retention Credits	0	0	62,428	0	1,633,416
	SARs (6)	0	0	652,800	0	2,353,809
	Total	0	70,927	729,209	0	4,426,712
Stephen L. Bruffett	SSP		15,977	33	0	16,916
	Total	0	15,977	33	0	16,916

Name		Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)(3)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)(5)
David L. Geyer	SSP	112,060	21,494	9,130	-12,761	255,253
	Retention Credits	0	0	9,476	0	247,937
	SARs	0	0	131,294	0	471,429
	Total	112,060	21,494	149,900	-12,761	974,620
Shaleen Devgun	SSP	0	13,655	903	0	37,912
	Total	0	13,655	903	0	37,912
Robert M. Reich	SSP	26,200	16,792	1,280	0	64,711
	Total	26,200	16,792	1,280	0	64,711
Christopher B. Lofgren	SSP	0	0	42,286	-7,868	1,105,449
	Retention Credits	0	0	202,417	0	5,296,272
	SARs (6)	0	0	1,930,044	-6,959,179	0
	Total	0	0	2,174,747	-6,967,047	6,401,721
(1)	Represents our Supplemental Savings Plan contributions for 2019, made in early 2020 (which amounts are included in the “All Other Compensation” column of the Summary Compensation Table, above).
(2)	Represents (a) interest that accrued during 2019 on the executive’s and registrant’s contributions and existing balances under the Supplemental Savings Plan, (b) interest that accrued during 2019 on the deferred balance of the Retention Credits and (c) the change in vested SAR values during 2019.
(3)	Of the amounts reported in the “Aggregate Earnings in Last Fiscal Year” column, the following amounts were also reported as 2019 compensation in the Summary Compensation Table for Fiscal Year 2019 as the amount of earnings that exceeded 120% of the applicable federal long-term rate: Mr. Rourke, $1,354; Mr. Bruffett, $0; Mr. Geyer, $,1760; Mr. Devgun, $9; Mr. Reich, $0; and Dr. Lofgren, $4,372.
(4)	Of the amounts reported in the “Aggregate Balance at Last Fiscal Year End” column, the following amounts were previously reported as compensation in the Summary Compensation Table for 2018 or prior years: Mr. Rourke: $171,774; Mr. Bruffett: $16,883; Mr. Geyer, $21,494; Mr. Devgun: $20,948; Mr. Reich, $16,792; and Dr. Lofgren: $200,301.
(5)	The “Aggregate Balance at Last Fiscal Year End” column includes our Supplemental Savings Plan contributions for 2019, made in early 2020.
(6)	The amounts previously reported in the “Aggregate Balance at Last Fiscal Year End” for Mr. Rourke and Dr. Lofgren in the Non-Qualified Deferred Compensation Table for 2018 were overstated due to an error that counted full aggregate balances within the aggregate earnings balances prior to 2018. The amount of overstatements were as follows: Mr. Rourke, $1,126,080; Dr. Lofgren, $3,329,326.

The Nonqualified Deferred Compensation Table for Fiscal Year 2019, above, includes amounts under the following arrangements.

Supplemental Savings Plan (or “SSP”). We maintain the 2005 Supplemental Savings Plan, which was amended and restated effective as of December 1, 2007 and subsequently amended in 2012 and 2017. The Supplemental Savings Plan is a nonqualified deferred compensation plan that allows eligible employees to defer a portion of their compensation. Participants can elect to defer up to a maximum of 90% of their base salary as well as up to 90% of their bonus for the year. In addition, the plan provides for continuation of company contributions in excess of that otherwise permitted under the qualified plan. The compensation deferred under this plan is credited with earnings equal to the rate on a treasury bill with 7 years remaining to maturity plus one percent, which was 3.97% for 2019, and is reset each December 1st. Each participant is fully vested in the deferred compensation and earnings which they contribute and which we contribute towards their retirement. All amounts are considered unfunded and are subject to general creditor claims until actually distributed to the employee. A participant may elect to receive their elective deferrals in one lump sum payment or in annual installments payable over a period of three, five or ten years. Non-elective retirement deferrals are paid out 50% in January of the year following separation of employment and 50% the January following that. As of January 2017, participants may defer an additional five years or more from the original scheduled payment date subject to Section 409A of the Code.

Retention Credits. Retention Credits, if any, are subject to a five-year vesting schedule. Vested Retention Credits are paid out in March following the second anniversary of the date of the employee’s termination of employment with us, provided the employee has not violated the terms of his or her restrictive covenant agreements. The Company pays interest on the deferred balance of the Retention Credits, equal to the rate on a treasury bill with 7 years remaining to maturity plus one percent, which was 3.97% for 2019, and is reset each December 1st.

Stock Appreciation Rights. Stock Appreciation Rights, or “SARs,” is a legacy program. In 2011 and 2012, our Compensation Committee granted SARs which become 100% vested on the date provided in the applicable award agreement (generally a three-year vesting period). The account balance for 2011 and 2012 awards are included in the “Aggregate Balance at Last Fiscal Year End” column of the 2019 Nonqualified Deferred Compensation Table. Vested SARs are paid out on March 1 of the fifth year following the year of such grant (or as soon as practicable thereafter, but in no event later than June 1) or on a subsequent deferral date elected by the executive (or within 90 days following a termination of employment or change in control, if earlier), and until payment, continue to appreciate (or depreciate) based on the change in the book value of our Class B common stock. Payment of the SARs may also be deferred an additional five years or more from the original scheduled payment date subject to Section 409A of the Code. No payments in respect of SARs were made to our named executive officers in 2019 because each of them elected to defer. In connection with our IPO, we adjusted the number and grant price of our outstanding SARs to maintain their intrinsic value at the same level before and after the IPO. The value of the SARs upon payment will equal the excess, if any, of the book value of a share of our Class B common stock on the date of payment over the adjusted grant price, multiplied by the number of vested SARs. Grants of SARs were intended to enhance the retentive aspects of executive compensation, and to tie executive compensation to the value of our equity.

In accordance with Section 409A of the Code and our deferred compensation arrangements, payments of nonqualified deferred compensation upon a separation from service may need to be delayed 6 months if the recipient of the payment is considered a “specified employee” within the meaning of Section 409A of the Code.

Potential Payments upon Termination or Change in Control

The company does not have employment agreements or predetermined personal severance agreements with any of its executives. According to the terms of our long-term incentive awards, certain outstanding awards held by our named executive officers accelerate all or in part upon death, disability, change in control and retirement, as described below.

Nonqualified Stock Options. Options to purchase shares of our Class B common stock will vest and become exercisable in full if the award holder’s employment is terminated as a result of death or disability. If the award holder retires before the vesting date and meets the defined retirement eligibility service requirements, then the options will continue to vest in full and become exercisable on their original schedule. Unvested stock options vest in full upon a change in control only if no provision is made in the change in control for the assumption or substitution of the options. If provision is made for the assumption or substitution of the options, then they will remain eligible for vesting contingent on continued service or a qualifying termination of employment (an involuntary termination without cause or the executive’s resignation for good reason within 24 months following the change in control - “double-trigger” equity vesting).

Performance Shares. Performance shares will be deemed earned at the target level if, during the first calendar year of the performance period, the award holder’s employment is terminated as a result of death or disability. If such an event occurs after the first calendar year of the performance period, the Committee will determine whether any performance shares will be earned, based on actual performance for the completed calendar year prior to the year in which the termination of employment occurs. If the award holder retires before the vesting date and meets the defined retirement eligibility service requirements, then the award holder will remain eligible to earn a pro rata portion of the performance shares contingent on achievement of the performance goals. Performance shares vest immediately in full upon a change in control only if no provision is made in the change in control for the assumption or substitution of the performance shares. If provision is made for the assumption or substitution of the performance shares, then the performance conditions are waived and a designated number of performance shares will remain eligible for vesting contingent on continued service or a qualifying termination of employment (“double-trigger” equity vesting).

Post-IPO Restricted Shares. Restricted shares granted after our IPO will vest in full if the award holder’s employment is terminated as a result of death or disability. If the award holder retires before the vesting date and meets the defined retirement eligibility service requirements, then the shares will continue to vest. The restricted shares granted after our IPO vest in full upon a change in control only if no provision is made in the change in control for the assumption or substitution of the shares. If provision is made for the assumption or substitution of the shares, then they will remain eligible for vesting contingent on continued service or a qualifying termination of employment (“double-trigger” equity vesting).

Long-Term Cash Awards. Long-term cash awards held by our named executive officers vest as to the service-vesting condition on a pro rata basis upon termination of employment by reason of death, disability, eligible retirement or change in control during the performance period. The amount will be determined by our Compensation Committee, taking into account the executive’s completed calendar years of service during the performance period and the attained level of performance with respect to such year(s). Such vested amounts are payable within 90 days following such termination of employment. Upon termination of employment for any reason other than death, disability, eligible retirement or change in control (including termination for cause or voluntary resignation), the unvested portion of the award is forfeited, and any vested portion of the award is payable in cash within 90 days following the end of the five-year performance period. Payment of long-term cash awards is subject to compliance with the Company’s restrictive covenant agreements.

SARs. SAR account balances will generally be payable in a lump sum within 90 days following the executive’s termination of employment (subject to any six-month delay required for compliance with Section 409A of the Code) or a change in control (such account balances are set forth in the Nonqualified Deferred Compensation Table for Fiscal Year 2019). See “—2019 Nonqualified Deferred Compensation.”

Retention Credits. Retention credit awards fully vest if the award holder’s employment is terminated as a result of death, disability or retirement. In the event of disability or retirement, payment will be made in the March following the second anniversary of the award holder’s termination date. In the event of death, payment will be made within 90 days following the award holder’s death.

Generally, for purposes of the awards described above, a “change in control” means the date on which a person or group of affiliated or associated persons (an “acquiring person”) has acquired legal or beneficial ownership of more than 50% of the outstanding shares of the voting stock of Schneider National, Inc., or the date an acquiring person acquires all or substantially all of the assets of Schneider National, Inc. Transfers of voting stock of Schneider National, Inc. among trusts held for the primary benefit of members of the Donald J. Schneider family would not constitute a change in control.

Retirement treatment of long-term incentive awards is conditioned on, among other things, the executive reaching the required retirement age of 59 1⁄2 and having at least ten consecutive years of service with us. As of December 31, 2019, the last business day of fiscal 2019, our only named executive officer that met the required retirement age of 59 1⁄2 was Dr. Lofgren, who retired from the Company in April 2019. With respect to our post-IPO awards, a recipient must work through the end of the year in which the award was granted and provide the required six months advance written notice to the company in order to be eligible for retirement treatment under such awards.

Potential Benefits Upon Termination or Change in Control

Potential benefits of the named executive officers due to death, disability, or a change in control (other than payment of deferred compensation accounts) are shown in the table below, assuming such event occurred as of December 31, 2019, the last business day of fiscal 2019.

Name	Value of Long- Term Cash Awards ($) (1)	Value of Acceleration of Restricted Shares or Units ($) (2)	Value of Acceleration of Performance Shares or Units ($) (3)	Value of Acceleration of Stock Options ($) (4)	Total ($)
Mark B. Rourke
Change in Control	1,418,000	938,587	3,392,006	1,962,419	7,711,013
Death or Disability	1,418,000	938,587	3,392,006	1,962,419	7,711,013
Stephen L. Bruffett
Change in Control	0	398,673	1,314,502	744,539	2,457,714
Death or Disability	0	398,673	1,314,502	744,539	2,457,714
David L. Geyer
Change in Control	565,000	457,391	1,285,045	416,639	2,724,075
Death or Disability	565,000	457,391	1,285,045	416,639	2,724,075
Shaleen Devgun
Change in Control	250,000	1,003,436	789,011	370,167	2,412,614
Death or Disability	250,000	1,003,436	789,011	370,167	2,412,614
Robert M. Reich
Change in Control	175,000	216,302	595,839	228,384	1,215,525
Death or Disability	175,000	216,302	595,839	228,384	1,215,525
Christopher B. Lofgren (5)
Change in Control	4,007,000	640,919	3,615,574	1,654,022	9,917,515
Death or Disability	4,007,000	640,919	3,615,574	1,654,022	9,917,515
Retirement	4,007,000	640,919	3,615,574	1,654,022	9,917,515
(1)	Represents amounts payable under the long-term cash awards granted in 2015 and 2016 to our named executive officers that vest as to the service-vesting condition on a pro rata basis upon termination of employment by reason of death, disability, or change in control, assuming performance achievement yielding a 100% payout of the executive’s target dollar value award, appropriately prorated through December 31, 2019.

(2)	Represents value of restricted shares/units held by our named executive officers that vest upon a change in control (if no provision is made in the change in control for the assumption or substitution of the shares/units) or upon termination of employment due to death or disability, using the closing sale price of a share of Class B common stock equal to $21.82 as of December 31, 2019.
(3)	Represents value of the target level of performance shares for 2019 grants and maximum level of performance shares/units for 2018 and 2017 grants held by our named executive officers, using the closing sale price of a share of Class B common stock equal to $21.82 as of December 31, 2019. The performance shares/units would vest upon a change in control (if no provision is made in the change in control for the assumption or substitution of the shares/units) or upon a termination of employment due to death or disability. All shares/units awarded under the 2017 performance grants were subsequently forfeited.
(4)	Represents intrinsic value of stock options that vest upon a change in control (if no provision is made in the change in control for the assumption or substitution of the shares) or upon a termination of employment due to death or disability, using the closing sale price of a share of Class B common stock equal to $21.82 as of December 31, 2019.
(5)	As described above, our time-based and performance-based equity awards provide the opportunity for eligible participants, including our named executive officers, to continue vesting in their awards in the event of their retirement (subject to actual performance in the case of our performance equity awards). The information in this table was calculated using the closing price of our Class B common stock on December 31, 2019 of $21.82, and assuming Dr. Lofgren (our only retired named executive officer as of December 31, 2019) satisfied all other applicable requirements to continue vesting in their equity awards and assuming target performance for the remainder of the performance period for our performance awards. However, the actual payment for performance awards will depend upon the Company’s actual performance following retirement.

CEO Pay Ratio

As required under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the ratio of the annual total compensation of our CEO to the median of the annual total compensation for all of our employees other than our CEO (the “Pay Ratio Disclosure”) calculated in a manner consistent with Item 402(u) of Regulation S-K.

•	The median of the annual total compensation for all employees of our company and its consolidated subsidiaries, other than our CEO, was $51,201.
•	Our CEO’s annual total compensation for 2019, as reported in the Total column of the 2019 Summary Compensation Table, was $3,742,725 including the long-term cash award (which includes the effect of payments received pursuant to our pre-IPO long-term cash awards) and $3,209,985 excluding the long-term cash awards.

Based on this information, for 2019, the ratio of the annual total compensation of our CEO including the long-term cash award payout to the median of the annual total compensation of all other employees is estimated to be 73 to 1 and the ratio of the annual compensation of our CEO excluding the long-term cash award payout to the median of the annual total compensation of all other employees to be 63 to 1.

Identification of Median Employee

Due to changes in our employee population from 2018, we identified a new median employee as of December 31, 2019. We identified our median employee by examining the 2019 Form W-2 compensation for all of our U.S. employees, excluding our CEO, who were employed by us on December 31, 2019. We included in this examination all full-time, part-time, seasonal and temporary employees but we excluded all of our non-U.S. employees pursuant to the de minimis exemption. While we did not make any assumptions, adjustments, or estimates with respect to Form W-2 compensation, we did annualize the compensation for any permanent full-time or part-time employees who were not employed by us for all of 2019. We believe that the use of Form W-2 compensation for all employees is a consistently applied compensation measure because it includes all major taxable compensation elements available to employees.

At December 31, 2019, our employee population after excluding non-U.S. employees consisted of 15,221 employees. We excluded 102 employees in Mexico, 195 employees in Canada, and approximately 245 employees in China under the de minimis exemption.

For 2019, the median of the annual total compensation for all employees of our company and its consolidated subsidiaries (other than our CEO) using the method described above was $51,201. In determining the total annual compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2019 Summary Compensation Table with respect to each to each of the NEOs.

Risk Considerations Relating to Compensation

We believe that our compensation programs are designed with appropriate features to mitigate risk, including:

•	Our incentive plans have a mix of performance measures, including annual company-wide and business unit financial metrics tied to budget as well as different long-term incentive three-year performance metrics based in part upon industry peer group benchmarking.
•	Our compensation programs contain a balance of annual and long-term incentive vehicles.
•	Incentive plan payouts are capped for cash incentives.
•	The range of payouts from threshold to maximum (a linear slope) is carefully considered to ensure an appropriate risk profile.
•	In long-term incentives a mix of restricted shares/units, performance shares/units and stock options provides a blend of performance measures and incentives.
•	We use stock options and other equity awards, including performance shares/units, that typically vest over a multi-year period, with stock options that expire after a ten-year period to encourage executives to take actions that promote the long-term sustainability of our business.
•	Our plans are well documented and communicated to participants; there is a robust review of results as the plan year unfolds; an anonymous, international whistle-blower reporting mechanism is in place.
•	Our stock ownership guidelines link interests of executive officers to shareholders.
•	Executive compensation adjustments, payouts and plan design decisions are at the sole purview of the Compensation Committee; an independent executive compensation consultant attends Committee meetings to provide market and best practice consultation.

In January 2020, we conducted an analysis of whether our policies and practices relating to the design and implementation of the Company’s incentive compensation programs, including executive compensation plans that cover our named executive officers create material risks to the Company. That analysis was reviewed by the Compensation Committee and F.W. Cook, the Compensation Committee’s independent compensation consultant. The Compensation Committee concluded that Schneider’s compensation programs do not give rise to risks that are reasonably likely to have a material adverse effect on the Company.

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Shareholders are entitled to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement, as required pursuant to Section 14A of the Exchange Act. This proposal is commonly known as a “say-on-pay” proposal. We currently include this advisory vote on an annual basis.

The Board and the Compensation Committee believe that the 2019 compensation program described under “Compensation Discussion and Analysis” and “Executive Compensation Tables and Narrative” is an effective incentive for the achievement of positive results, appropriately aligning pay and performance, and enabling us to attract and retain talented executives.

Our Board requests the support of our shareholders for the compensation of our named executive officers as disclosed in this Proxy Statement. Accordingly, our Board unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that Schneider’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in Schneider’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.”

The votes cast “for” this proposal must exceed the votes cast “against” this proposal for it to be approved. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.”

This vote is advisory and, therefore, not binding on us, the Board or the Compensation Committee. However, the Board and the Compensation Committee values the opinions of our shareholders and, to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this Proxy Statement, we consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT (PROPOSAL 3).

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, THE BOARD AND MANAGEMENT

The following table sets forth information, based on data provided to us, with respect to beneficial ownership of shares of our Class A and Class B common stock as of February 18, 2020 for (1) each person known by us to own beneficially more than five percent of the outstanding shares of either class of common stock (other than current directors or nominees), (2) each of our directors and nominees for election as directors, (3) the named executive officers, and (4) all of our directors, nominees and executive officers as a group.

Beneficial ownership for purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. Accordingly, the following table does not include options to purchase shares of our common stock that are not exercisable within the next 60 days. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A or Class B common stock. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Schneider National, Inc. 3101 South Packerland Dr., Green Bay, WI 54313. Percentage of beneficial ownership is based on 83,029,500 shares of Class A common stock and 94,090,966 shares of Class B common stock outstanding as of February 18, 2020.

	Class A Common Stock(1)		Class B Common Stock(2)
Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(3)	% of Class	Number of Shares and Nature of Beneficial Ownership(3)	% of Class
Holders of More Than 5%:
Joan D. Klimpel(4)	83,029,500	100.0%	30,999,867	32.95%
Therese A. Koller(5)	16,605,900	20.0%	5,779,669	6.14%
Thomas A. Gannon(6)			8,713,364	9.26%
Thomas J. Schneider(7)	16,605,900	20.0%	4,630,370	4.92%
Schneider National, Inc.
Voting Trust(8)	83,029,500	100.0%	–	–

	Class A Common Stock(1)		Class B Common Stock(2)
Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(3)	% of Class	Number of Shares and Nature of Beneficial Ownership(3)	% of Class
Directors and Nominees (Non-Officers):
Mary P. DePrey (10)	16,605,900	20.0%	3,035,180	3.23%
James R. Giertz(11)	–	–	20,256	*
Adam P. Godfrey(11)	–	–	624,278	*
Robert W. Grubbs(11)	–	–	304,422	*
Norman E. Johnson(11)	–	–	579,254	*
Robert M. Knight, Jr.	–	–	–	–
Paul J. Schneider(12)	16,605,900	20.0%	1,863,144	1.98%
John A. Swainson	–	–	5,956	*
Daniel J. Sullivan(11)	–	–	477,342	*
James L. Welch(11)	–	–	11,428	*
Kathleen M. Zimmermann(13)	16,605,900	20.0%	2,832,223
Named Executive Officers:
Mark B. Rourke	–	–	703,481	*
Stephen Bruffett	–	–	66,732	*
David L. Geyer	–	–	301,247	*
Shaleen Devgun	–	–	168,399	*
Robert M. Reich	–	–	90,123	*
Christopher B. Lofgren	–	–	626,522	*
All Directors, Nominees and Executive Officers as a Group (17 persons)	49,817,700	60.0%	11,709,987	12.42%
*	Less than 1%.
(1)	Class A (10 votes per share). The Schneider National, Inc. Voting Trust is the record holder of all shares of Class A common stock.
(2)	Class B (1 vote per share).
(3)	Except as indicated below, all persons have represented to us that they exercise sole voting power and sole investment power with respect to their shares. For our executive officers, the Class B common stock amounts include the following shares subject to stock options vesting within 60 days of February 18, 2020: For Mr. Rourke, 40,773 shares; for Mr. Bruffett, 15,344 shares; for Mr. Geyer, 6,707 shares; for Mr. Mr. Devgun, 8,520 shares; for Mr. Reich, 3,677 shares; for Dr. Lofgren 48,496 shares; and for our directors, nominees and executive officers as a group, 123,517 shares.
(4)	Consists of (i) 83,029,500 Class A shares held in trust for the benefit of members of the Schneider family for which Ms. Klimpel serves as co-trustee, over which Ms. Klimpel has shared voting and dispositive power, subject to the terms of the Voting Trust, (ii) 16,710,915 Class B shares held in trust for the benefit of members of the Schneider family for which Ms. Klimpel serves as co-trustee, over which Ms. Klimpel has shared voting and dispositive power, and (iii) 14,288,952 Class B shares held in trust for the benefit of members of the Schneider family for which Ms. Klimpel serves as sole trustee, over which she has sole voting and dispositive power. The Class A shares are represented by trust certificates issued by the Voting Trust. Ms. Klimpel’s address is c/o Godfrey and Kahn, 833 East Michigan St., Suite 1800, Milwaukee, WI 53202.
(5)	Consists of (i) 16,605,900 Class A shares held in trusts for the benefit of Ms. Koller and her descendants for which Ms. Koller serves as co-trustee with Ms. Klimpel, over which Ms. Koller has shared voting and dispositive power, subject to the terms of the Voting Trust, (ii) 3,029,320 Class B shares held in trusts for the benefit of Ms. Koller and her descendants for which Ms. Koller serves as co-trustee with Ms. Klimpel, over which Ms. Koller has shared voting and dispositive power, (iii) 1,558,479 Class B shares held directly by Ms. Koller, over which Ms. Koller has sole voting and dispositive power, and (iv) 1,191,870 Class B shares held in trust for the benefit of Ms. Koller’s children for which Ms. Koller serves as sole trustee, over which she has sole voting and dispositive power. Ms. Koller’s interest in the Class A shares is represented by trust certificates issued by the Voting Trust.
(6)	Consists of (i) 7,989,390 Class B shares held by trusts for the benefit of members of the Schneider family for which Mr. Gannon serves as co-trustee, over which he has shared voting and dispositive power and

(ii) 723,974 Class B shares held directly by Mr. Gannon (160,000 shares of which are pledged as security to a financial institution) and his spouse, over which he and his spouse have sole voting and dispositive power (subject in the case of the pledged shares to the terms of the pledge).

(7)	Consists of (i) 16,605,900 Class A shares held in trusts for the benefit of Mr. Schneider and his descendants for which Mr. Schneider serves as co-trustee with Ms. Klimpel, over which Mr. Schneider has shared voting and dispositive power, subject to the terms of the Voting Trust, (ii) 1,449,320 Class B shares held in trusts for the benefit of Mr. Schneider and his descendants for which Mr. Schneider serves as co-trustee with Ms. Klimpel, over which Mr. Schneider has shared voting and dispositive power, and (iii) 3,181,050 Class B shares held directly by Mr. Schneider, over which Mr. Schneider has sole voting and dispositive power. Mr. Schneider’s interest in the Class A shares is represented by trust certificates issued by the Voting Trust.
(8)	Consists of Class A shares over which the members of the Corporate Governance Committee, who serve as the trustees of the Voting Trust, have shared voting power with the trustees of the trusts which have deposited such shares into the Voting Trust, subject to the terms of the Voting Trust.
(10)	Consists of (i) 16,605,900 Class A shares held in trusts for the benefit of Ms. DePrey and her descendants for which Ms. DePrey serves as co-trustee with Ms. Klimpel, over which Ms. DePrey has shared voting and dispositive power, subject to the terms of the Voting Trust, (ii) 807,100 Class B shares held in trusts for the benefit of Ms. DePrey and her descendants for which Ms. DePrey serves as co-trustee with Ms. Klimpel, over which Ms. DePrey has shared voting and dispositive power, (iii) 1,161,640 Class B shares held directly by Ms. DePrey, over which Ms. DePrey has sole voting and dispositive power, and (iv) 936,770 Class B shares held in trust for the benefit of Ms. DePrey’s children for which Ms. DePrey serves as sole trustee, over which she has sole voting and dispositive power. Ms. DePrey’s interest in the Class A shares is represented by trust certificates issued by the Voting Trust.
(11)	Excludes Class A shares subject to the terms of the Voting Trust.
(12)	Consists of (i) 16,605,900 Class A shares held in trusts for the benefit of Mr. Schneider and his descendants for which Mr. Schneider serves as co-trustee with Ms. Klimpel, over which Mr. Schneider has shared voting and dispositive power, subject to the terms of the Voting Trust, (ii) 1,366,320 Class B shares held in trusts for the benefit of Mr. Schneider and his descendants for which Mr. Schneider serves as co-trustee with Ms. Klimpel, over which Mr. Schneider has shared voting and dispositive power, and (iii) 496,824 Class B shares held directly by Mr. Schneider, over which Mr. Schneider has sole voting and dispositive power. Mr. Schneider’s interest in the Class A shares is represented by trust certificates issued by the Voting Trust.
(13)	Consists of (i) 16,605,900 Class A shares held in trusts for the benefit of Ms. Zimmermann and her descendants for which Ms. Zimmermann serves as co-trustee with Ms. Klimpel, over which Ms. Zimmermann has shared voting and dispositive power, subject to the terms of the Voting Trust, (ii) 2,445,095 Class B shares held in trusts for the benefit of Ms. Zimmermann and her descendants for which Ms. Zimmermann serves as co-trustee with Ms. Klimpel, over which Ms. Zimmermann has shared voting and dispositive power, and (iii) 631,478 Class B shares held directly by Ms. Zimmermann and her spouse, over which Ms. Zimmermann and her spouse have sole voting and dispositive power. Ms. Zimmermann ‘s interest in the Class A shares is represented by trust certificates issued by the Voting Trust.

Voting Trust

The Voting Trust holds all of the outstanding shares of Class A common stock and is governed by the Amended and Restated 1995 Schneider National, Inc. Voting Trust Agreement and Voting Agreement (the “Voting Trust Agreement”). The Voting Trustees are the independent members of the Corporate Governance Committee who are not Schneider family members (currently Norman E. Johnson, James R. Giertz, Adam P. Godfrey, Robert W. Grubbs, Daniel J. Sullivan and James L. Welch). In exchange for shares of Class A common stock transferred to the Voting Trust by Schneider family trusts, the Voting Trustees issued trust certificates evidencing shares of beneficial interest in the Voting Trust equal to the number of shares of Class A common stock transferred to the Voting Trust.

The Voting Trustees do not have any economic rights or investment power with respect to the shares of Class A common stock transferred to the Voting Trust; their rights consist of voting rights. Under the Voting Trust Agreement, the Voting Trust exercises all voting power with respect to the shares of Class A common stock held by the Voting Trust. Unless otherwise prescribed by the Voting Trust Agreement, the Voting Trustees must act by majority consent in exercising all voting power with respect to the shares of Class A common stock subject to the Voting Trust. However, if there is a vacancy, the Voting Trustees must act by unanimous consent. On votes with respect to “Major Transactions” (described below) the Voting Trustees must take direction from the holders of trust certificates, voting in the same proportion as the vote of the holders of trust certificates. As a result, the vote on any Major Transactions will not be controlled by the Voting Trust, but instead will be controlled by certain trusts for the benefit of the Schneider family members holding the trust certificates issued by the Voting Trust. Our Amended and Restated Bylaws define a “Major Transaction” as any one of the following: (1) any transaction to which we are party that results in, or would result in, more than 40% of the voting power of our outstanding shares of stock being held collectively by persons who are not members of the Schneider family, (2) the sale of all or substantially all of our assets, (3) our dissolution or liquidation, (4) changing the location of our headquarters from Green Bay, Wisconsin to a different location, (5) the removal of the name “Schneider” from our legal and/or business name or (6) changing our official color from orange.

The Voting Trust also requires the Voting Trustees to vote all shares of capital stock of the Company held by the Voting Trust entitled to vote in the election of directors of the Company to elect as director in favor of: (1) each eligible family member (as defined in the Voting Trust Agreement) who has been nominated in accordance with the Schneider Family Board Nomination Process Agreement; (2) the Chief Executive Officer; and (iii) each of up to fifteen individuals who are not eligible family members, less the number of individuals elected pursuant to (1) and (2).

The Voting Trust Agreement will automatically terminate upon:

•	any of the following Major Transactions: (1) any transaction to which we are party that results in, or would result in, more than 40% of the voting power of our outstanding shares of stock being held collectively by persons who are not members of the Schneider family, (2) the sale of all or substantially all of our assets or (3) our dissolution or liquidation;
•	the affirmative vote of holders of trust certificates then holding at least 80% of the shares of beneficial interest in the Voting Trust or the unanimous agreement of the trustees of the Voting Trust to terminate the Voting Trust within 180 days after the issuance of our financial statements for any fiscal year as of the end of which the book value of the Company plus any distributions is less than two-thirds of the book value of the Company as of the end of any of the five fiscal years of the Company preceding such fiscal year; or
•	the time at which the outstanding shares of Class B common stock represent more than 40% of the voting power of the capital stock of the Company entitled to vote generally in the election of directors.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act, requires our directors, executive officers, principal accounting officer and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. We assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of Section 16 reports in our possession and on written representations from reporting persons, we believe that during 2019 all required reports for our directors, executive officers, principal accounting officer and persons who beneficially own more than 10% of our Common Stock were filed on a timely basis, except that: (i) individual late Form 4s were filed for each of Messrs. Lofgren, Rourke, Devgun, Bruffett and Steven J. Matheys on February 28, 2019 to report equity awards granted on February 15, 2019, with each of these Form 4s related to two transactions; (ii) a late Form 4 was filed for Amy G. Schilling on March 18, 2019 to report a single equity award granted on February 15, 2019; (iii) individual late Form 4s were filed for each of Messrs. Godfrey and Johnson on October 9, 2019 to report fully vested shares received in lieu of cash retainers on October 1, 2019; (iv) individual late Form 4s were filed for each of Messrs. Grubbs and Sullivan on October 9, 2019 to report fully vested deferred share units received in lieu of cash retainers on October 1, 2019; and (v) a late Form 4 was filed for Mr. Stephen L. Bruffett on March 2, 2020 to report three transactions representing acquisitions of Schneider shares pursuant to an automatic dividend reinvestment plan implemented in his brokerage account.

SHAREHOLDER PROPOSALS FOR OUR 2021 ANNUAL MEETING

The submission deadline for shareholder proposals to be included in our proxy materials for the 2021 annual meeting pursuant to Rule 14a-8 under the Exchange Act is November 12, 2020, except as may otherwise be provided in Rule 14a-8 under the Exchange Act. All such proposals must be received by the Corporate Secretary at 3101 South Packerland Drive, Green Bay, WI 54313 by the required deadline to be considered for inclusion in the Company’s 2020 proxy materials.

ADVANCE NOTICE PROCEDURES FOR OUR 2021 ANNUAL MEETING

Under our Bylaws, director nominations and other business may be brought at the annual meeting only by or at the direction of the Board or by a shareholder of record entitled to vote who has complied with the notice procedures in our Bylaws. To bring a proposal before an annual meeting, a shareholder must deliver timely notice of a proposal pertaining to a proper subject for presentment at the meeting, and the notice must be accompanied with information described in our Bylaws. To be timely, the shareholder generally must deliver notice no later than the close of business on the 90th day prior to, and not earlier than the close of business on the 120th day in advance of, the anniversary of the annual meeting of shareholders held in the prior year. Accordingly, any notice for nominating directors at, or bringing other business before, the 2021 annual meeting must be submitted no earlier than December 28, 2020 and no later than January 27, 2021 (unless the date of the meeting is changed by more than 30 days). The notice must be sent to our Corporate Secretary at 3101 South Packerland Drive, Green

Bay, WI 54313. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate Secretary. If the shareholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such nomination or other business submitted by a shareholder.

OTHER BUSINESS

The Board knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the proxy holders named in the accompanying proxy card to vote the shares represented thereby on those matters in accordance with their best judgment.

FORM 10-K

A copy of our Annual Report on Form 10-K will be sent without charge to any shareholder who requests it in writing, addressed to: Schneider National, Inc., Attn: Investor Relations, 3101 South Packerland Drive, Green Bay, WI 54313. Our Annual Report on Form 10-K may also be obtained via the Internet at https://investors.schneider.com.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” and “Compensation Committee Report” (to the extent permitted by the rules of the SEC), as well as any exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Dated: March 12, 2020
Green Bay, Wisconsin

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 26, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 24, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNDR2020**

You may attend the meeting on April 27, 2020 at 10:00 a.m. Central Time via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time April 26, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 24, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E90147-P33551 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCHNEIDER NATIONAL, INC.

Vote on Directors

1. Election of Directors

Nominees:

01) Mary P. DePrey
02) James R. Giertz
03) Adam P. Godfrey
04) Robert W. Grubbs
05) Robert M. Knight, Jr.
06) Mark B. Rourke
07) Paul J. Schneider
08) Daniel J. Sullivan
09) John A. Swainson
10) James L. Welch

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E90148-P33551

SCHNEIDER NATIONAL, INC.
Annual Meeting of Shareholders
April 27, 2020 10:00 a.m. Central Time
This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Stephen L. Bruffett and Thomas G. Jackson, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SCHNEIDER NATIONAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held via live webcast at www.virtualshareholdermeeting.com/SNDR2020 at 10:00 a.m., Central Time, on April 27, 2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies will vote in their discretion upon any and all other matters that may properly come before the meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side